UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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CHECK THE APPROPRIATE BOX:
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
TREEHOUSE FOODS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Notice of Annual Meeting of Stockholders and Proxy Statement

Thank You to Our TreeHouse Employees

We extend our sincerest gratitude to the entire TreeHouse team, including our front-line manufacturing and distribution employees, as well as our office employees who remain committed to delivering on our purpose, vision and mission in the face of a disruptive macro environment. The dedication and resilience demonstrated by our TreeHouse team this past year has been nothing short of extraordinary. Thank you for serving our customers, our communities, and one another.

PURPOSE

Make high quality food and beverages affordable to all

VISION

Be the undisputed solutions leader for custom brands

MISSION

Notice of Annual Meeting of Stockholders

Date and Time Thursday, May 26, 2022 9:00 a.m. Central Daylight Time	Location Virtually via live webcast at https://viewproxy.com/treehousefoods/2022/VM	Who Can Vote Stockholders of record as of April 19, 2022

Voting Items
Proposals	Board Vote Recommendations	For Further Details
1. Election of three directors to hold office until the 2025 Annual Meeting of Stockholders	“FOR” each director nominee	Page 16
2. Advisory vote to approve the Company’s executive compensation	“FOR”	Page 40
3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022	“FOR”	Page 69
Stockholders will also act on other business properly presented to the meeting.

There will be no physical location for in-person attendance at the Annual Meeting of Stockholders ("Annual Meeting"), which will be held solely online via live webcast at https://viewproxy.com/treehousefoods/2022/VM. To attend the virtual Annual Meeting, including to vote and ask questions, you must pre-register at https://viewproxy.com/treehousefoods/2022/VM by 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022. For information about pre-registering for the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying proxy statement.

During the Annual Meeting, the list of our stockholders of record will be available for viewing at https://viewproxy.com/treehousefoods/2022/VM by stockholders who register to attend the Annual Meeting through the live webcast.

On or about April 27, 2022, we will mail our 2022 Proxy Statement (“Proxy Statement”), our 2021 Annual Report (“Annual Report”), and a proxy card to our stockholders.
2022 Proxy Statement 1

To the Stockholders of TreeHouse Foods, Inc.:
You are cordially invited to the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. (“TreeHouse,” “Company,” "we," "us," or "our," as the context requires) to be held on Thursday, May 26, 2022 at 9:00 a.m. Central Daylight Time.

The Annual Meeting will be held in a virtual-only format via a live webcast accessible at https://viewproxy.com/treehousefoods/2022/VM. There will be no physical location for in-person attendance at the Annual Meeting. Stockholders may attend the Annual Meeting only online through the live webcast.

To attend the Annual Meeting through the live webcast, including to vote and ask questions, you must pre-register at https://viewproxy.com/treehousefoods/2022/VM by 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022. For information about pre-registering for the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying Proxy Statement.

The accompanying materials include our 2021 Annual Report and our Notice of Annual Meeting of Stockholders and 2022 Proxy Statement. You should also have received a proxy card or voting instruction form, which is being solicited on behalf of our Board of Directors. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form.

Whether or not you plan to attend the Annual Meeting through the live webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by using the telephone or Internet methods of voting described in your proxy card or voting instruction form or by completing, dating and signing the proxy card or voting instruction form and returning it in the envelope provided to you.

If you attend the Annual Meeting through the live webcast, you may vote your shares by electronic ballot during the Annual Meeting, even if you have previously submitted your proxy. If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy that you must submit when voting online during the Annual Meeting. For information on how to attend the 2022 Annual Meeting, please see Summary of the Annual Meeting section in the accompanying proxy statement on page 75.

Kristy N. Waterman
Corporate Secretary
April 20, 2022
How to Vote Prior to the Annual Meeting Please carefully review the proxy materials and follow the instructions below to cast your vote using one of the following options:

Internet

Telephone

Mail

If you are a stockholder of record: Vote by Internet or telephone using the instructions on your proxy card or, to vote by mail, complete, sign, date, and return your proxy card in the enclosed envelope.

If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee: Follow the instructions provided by your broker, bank or other nominee on your voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2022

Our proxy materials include this Proxy Statement,
a proxy card and our 2021 Annual Report and are available free of charge at https://viewproxy.com/treehousefoods/2022.
Copies of these documents are also available on our website at www.treehousefoods.com/investors.
You may also obtain these materials at the Securities and Exchange Commission ("SEC") website at www.sec.gov.

Our 2021 Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

2 2022 Proxy Statement

2022 Proxy Statement 3

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Company Overview
TreeHouse is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer a variety of better-for-you and nutritional solutions, such as items defined by our customers to be organic or gluten-free, across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Our long-term strategic objective is to build a company that is well positioned to deliver long-term sustainable growth and create value for our stockholders, enabled by our two-segment structure and four-point enterprise strategy of commercial excellence, operational excellence, portfolio optimization, and people & talent. Our Meal Preparation segment, which is primarily comprised of mature categories and sells center of the store grocery and main course meal items, is focused on generating stable, predictable cash flow and improving profitability. Its strategic initiatives include mastering the fundamentals of cost, quality and service, and managing product and channel mix to improve margin and drive value from product optimization. Our Snacking & Beverages segment, which is primarily comprised of growth categories and sells sweet and savory baked food items and beverages and drink mixes, is focused on improving revenue and profit growth. Its strategic initiatives include building depth and category leadership to drive growth, both organic growth and inorganic growth through acquisitions, and mastering the fundamentals of cost, quality, and service.

PURPOSE Make high quality food and beverages affordable to all

VISION Be the undisputed solutions leader for custom brands

MISSION Create value as our customers’ preferred manufacturing and distribution partner, providing thought leadership, superior innovation and a relentless focus on execution

4 2022 Proxy Statement

Proxy Statement Summary
Performance Highlights
Over the last several years, our strategic progress to evolve from a decentralized holding company to a more efficient and more integrated operator, along with our two-division structure - Meal Preparation and Snacking & Beverages - has laid the foundation for positioning TreeHouse for the future, and has also been critically important in enabling us to navigate the challenges posed by the macro environment. Our challenges in 2021 included impacts related to:
•Inflation across commodities, transportation, and wages continuing to accelerate;
•Industry-wide supply chain disruption, including a constrained manufacturing labor market and impacts from the COVID-19 pandemic, impacting our network and ability to service all the customers' orders received; and
•Other macro factors, such as government stimulus, and branded promotional activity enabling consumers to alter their purchasing behavior in the first half of the year and trade up to branded products. In the second half of the year, as government stimulus began to expire and inflation escalated, we saw demand strengthen across our portfolio, with more orders than we could fulfill.
Our teams worked diligently to address these issues by executing multiple rounds of pricing actions to recover inflation over the cycle, pivoting our labor strategy to attract and retain our manufacturing workforce, securing additional transportation and supply, and collaborating with our customers to better plan for and serve their needs. While the macro environment has driven the costs to fulfill our customers' orders higher and impacted our near-term profitability, we believe that investment in the customer is the right long-term decision for the Company and one that will, over time, further strengthen our customer relationships and translate into improved financial performance. We remain committed to building a company that will generate long-term, sustainable growth and create stockholder value.
In November 2021, the Board of Directors approved a plan to explore strategic alternatives, including a possible sale of the Company or a transaction to allow the Company to focus on its higher growth Snacking & Beverages business by divesting a significant portion of its Meal Preparation business. The determination followed the Company's ongoing, Board-led strategic review which began earlier in 2021. In March 2022, after conducting a thorough and comprehensive process to market the Company for sale, the Board determined that the focus of its ongoing strategic review will be to continue reshaping TreeHouse by building leadership and depth around a focused group of its categories in its higher growth Snacking & Beverages business. The Company will continue to explore potential divestiture transactions, including the sale of portions of the Meal Preparation business, either in a single transaction or in a series of transactions. The Board unanimously determined that it was not the right time to pursue a sale of the whole Company, however, the Board remains open to all alternatives to maximize shareholder value. There can be no assurance that the exploration of strategic alternatives will result in a transaction or other strategic changes or outcomes.
Key Financial Highlights Include:
•Net sales from continuing operations of $4,327.6 million in 2021, compared to $4,349.7 million in 2020, a decrease of 0.5%;
•GAAP diluted (loss) earnings per share from continuing operations of $(0.48) in 2021, compared to $0.87 in 2020;
•Adjusted diluted EPS of $1.19 in 2021 was impacted by a number of macro headwinds including inflation, labor availability and supply chain disruption, and weaker private label consumption. This compared to adjusted diluted EPS from continuing operations of $2.73 in 2020;
•Cash provided by operating activities from continuing operations of $332.1 million in 2021 compared to $403.6 million in 2020; and
•Free cash flow from continuing operations was $216.2 million in 2021 compared to $297.9 million in 2020.

Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.

2022 Proxy Statement 5

Proxy Statement Summary
Proxy Voting Roadmap

ITEM 1
Election of Directors The Board of Directors recommends a vote “FOR” each director nominee named in this Proxy Statement.	See Page 16

ITEM 2
Advisory Vote to Approve the Company’s Executive Compensation Program The Board of Directors recommends a vote “FOR” this proposal.	See Page 40

ITEM 3
Ratification of the Selection of Independent Registered Public Accounting Firm The Board of Directors recommends a vote “FOR” this proposal.	See Page 69

6 2022 Proxy Statement

Proxy Statement Summary
Director Nominees and Continuing Directors
The following provides summary information about each director nominee and continuing director.

					Committee Membership for 2021-2022 Board Year
		Name and Primary Occupation	Age	Director Since	AC	CC	NCGC
		Mark R. Hunter IND Former President and CEO of the Molson Coors Brewing Company	59	2020	*
Director Nominees	Term Expires 2022
		Linda K. Massman IND Former President and Chief Executive Officer, Clearwater Paper Corporation	55	2016		**	*

		Jason J. Tyler IND Chief Financial Officer, Northern Trust Corporation	50	2019	**	**	**

		Scott D. Ostfeld IND Partner of JANA Partners LLC and Co-Portfolio Manager of JANA Strategic Investments	45	2022

	Term Expires 2023	Ann M. Sardini IND Independent Advisor and Consultant, In Progress Advisors	72	2008

Continuing Directors		Jean E. Spence IND Independent Consultant, JES Consulting	64	2018		*	**

		Kenneth I. Tuchman IND Former Vice Chairman of the investment and corporate banking groups of Bank of Montreal Capital Markets	71	2021	**

		Steven Oakland Chief Executive Officer and President, TreeHouse Foods, Inc.	61	2018
	Term Expires 2024

		Jill A. Rahman IND Chief Operating Officer, Greater Chicago Food Depository	61	2020	**

		Joseph E. Scalzo IND President and Chief Executive Officer, The Simply Good Foods Company	63	2022

AC	Audit Committee	*	Chair
CC	Compensation Committee	**	Member
NCGC	Nominating & Corporate Governance Committee	IND	Independent

John P. Gainor, Jr. and Ashley Buchanan resigned from the Board of Directors effective April 30, 2022.
2022 Proxy Statement 7

Proxy Statement Summary
Board of Directors Snapshot

Independence	Tenure	Age

Diversity

Snapshot above calculated based upon the Board structure proposed by the Company as of the 2022 Annual Meeting.
Compensation Principles and Governance Practices
TreeHouse's executive compensation and governance practices are designed to drive Company performance and stockholder value while mitigating risk. This includes ongoing evaluation of emerging practices which has led to several changes over the past few years to ensure those practices we believe do not serve the interests of our stockholders are not represented in either our executive compensation program or within our governance practices.

8 2022 Proxy Statement

Proxy Statement Summary
Compensation Principles

What We Do	What We Do Not Do
•Maintain a pay mix that is primarily performance-based.
•Use primarily quantitative metrics for the annual and long-term incentive plans that we believe correlate to stockholder returns.
•Include maximum payout caps in our performance-based plans.
•Limit perquisites.
•Conduct regular risk assessments of our compensation programs and practices.
•Maintain robust stock ownership guidelines.
•Maintain an incentive recoupment, or “claw back” policy.
•Require double trigger vesting for cash severance payments and equity awards in connection with a change in control.
•Seek an annual non-binding advisory vote from our stockholders on our executive compensation.
•Regularly conduct stockholder engagement.
•Retain an independent compensation advisor engaged by, and reporting directly to, the Compensation Committee.
•Conduct an independent advisor led review of our pay and performance relationship annually with the Compensation Committee.
•Maintain independence by conducting Compensation Committee executive sessions without management present.
•Maintain excise tax gross-up provisions. •Provide excessive perquisites. •Permit hedging or pledging of company securities. •Allow repricing of stock options without stockholder approval.

2022 Proxy Statement 9

Proxy Statement Summary
Governance Practices

Board of Directors Independence and Composition	Board Performance	Stockholder Rights
•All of our board members, except Steven Oakland, are independent, including all Committee members
•Independent Chair of the Board of Directors
•Regular executive session meetings of independent directors
•Annual Director self-assessment process
•Regular risk assessment process

•Oversees management and provide strategic guidance
•Believes in steady Board refreshment to bring new and diverse perspectives
•Utilizes a resignation policy with respect to the election of our directors
•No super majority provisions •No "poison pill" •Majority voting standard in uncontested Director elections •50% threshold for special meeting vote
Stockholder Engagement
Here at TreeHouse, we greatly appreciate the insights and perspectives that our stockholders offer. We maintain a robust practice and cadence for our executive leadership team to engage with our stockholders. It is our belief that strong corporate governance should include regular and constructive engagement with portfolio managers and investment teams. We are committed to delivering long-term stockholder value, clearly communicating our financial goals, and holding our management team accountable for the results.
Ongoing communication with our stockholders allows our management team to better understand the issues that are important to our institutional stockholders, have a healthy dialogue, and gain useful feedback. At the quarterly meetings of the Board of Directors, management provides an update from Investor Relations to keep the Board informed of investor feedback. Additionally, from time to time the Board of Directors will engage directly with stockholders to further understand their perspectives and contemplate their feedback as it pertains to strategic decisions.
In 2021, we actively conducted outreach, engaging both existing stockholders (representing approximately 64% of our outstanding shares of Common Stock) and prospective investors to discuss items such as the Company’s strategy, progress, governance, compensation, and sustainability. Our approach to engagement with the investor community in 2021 was as follows:
•Hosted the quarterly earnings conference call webcasts and posted presentations to the Company's website
•Met with investors through industry conferences, non-deal roadshows and one-on-one meetings utilizing virtual engagement platforms
•Presented and engaged with investors at The Consumer Analyst Group of New York Annual Conference, The Barclays Global Consumer Conference, and The Bank of America Leveraged Finance Conference
•Engaged stockholders through perception study, written correspondence and one-on-one meetings
•Held several conversations between large stockholders and the Board of Directors to further understand their perspective and feedback
•Conducted outreach and solicited feedback from stockholders on our pay and governance policies
•Published annual communications to stockholders: Annual Report, Proxy Statement, and 10-K
•Conducted the Annual Meeting of Stockholders
•Published quarterly 10-Q communications to stockholders
10 2022 Proxy Statement

Proxy Statement Summary
Pay for Performance Alignment
Our compensation approach is based on sound design principles that allow us to responsibly reward our executives in a labor climate where we need to attract and retain talent capable of executing our strategic business transformation. Our Compensation Committee is committed to aligning the interests of our executives with those of our stockholders by working to ensure actual compensation received by our executives is aligned to the business results of the Company. Our programs are designed to focus executives on achievement of our long-term business objectives and creation of stockholder value. This is achieved by maintaining a high level of "at-risk" incentive pay, the majority of which is linked to the achievement of long-term business results and delivered in equity - further aligning interests to those of our stockholders. Our performance goals require significant effort to obtain target awards and we hold our executives accountable to those stretch objectives. As we continue our business transformation, we believe our Compensation Committee needs the ability to ensure we are not only rewarding for current results, but also for actions that successfully set the Company up for future growth.
Following a year that tested our ability to continue delivering to our customers through extraordinary service demands while protecting the health and safety of our employees, 2021 presented a new set of challenges, including an extraordinary macro environment that further impacted our financial performance. As noted above, this included industry-wide supply chain disruption, continued accelerated inflation across commodities, transportation and labor, and other macro economic factors such as government stimulus temporarily impacting demand signals. Predicting these impacts when setting our incentive goals was challenging and while our teams worked diligently to address these issues by executing multiple rounds of pricing actions to recover inflation over the cycle, pivoting our labor strategy to attract and retain our manufacturing workforce, securing additional transportation and supply, and collaborating with our customers to better plan for and serve their needs, we still fell short of our 2021 operating plan.
Our Board, and specifically the Compensation Committee, recognize that many of our accomplishments took place against the challenging backdrop of this macro environment and carefully evaluated the balancing of the interests of our stockholders, customers and employees in making decisions related to our 2021 incentive plans. We did not adjust any performance goals for our annual or long-term performance plans and the Compensation Committee did not exercise any discretion with respect to plan payouts. Consistent with our philosophy of aligning actual pay with Company performance and our need to balance a series of business impacts, this resulted in:
•A zero payout for our Annual Incentive Plan ("AIP") including no payout for our NEOs. We did not achieve our operating net income funding gate and delivered 2021 results below minimum performance for both revenue and operating net income under the plan.
•A payout of 57% of target for our 2019-2021 Long-term Performance Plan reflecting our results relative to the average 3-year goal set at the beginning of the performance period.
Over the past five years, our annual incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance. Further specifics on the AIP can be found in "Compensation Discussion and Analysis" ("CD&A") of this Proxy Statement.

2022 Proxy Statement 11

Proxy Statement Summary
Annual Incentive Payouts as a % of Target
Five Year History

Additionally, 50% of our long-term incentives have been delivered as performance units or performance cash awards. Similar to our annual incentives, payouts have varied widely over the past five years consistent with our operating net income and cash flow performance. Further specifics on the Long-Term Incentive Plan can be found in the CD&A of this Proxy Statement.
Long-Term Performance Award Payouts as % of Target
Five Year History

12 2022 Proxy Statement

Environmental, Social and Governance (ESG)
At TreeHouse Foods, we are committed to expanding environmental stewardship, stakeholder value creation, and thoughtful governance in everything we do. This commitment to Environmental, Social, and Governance (ESG) integration across the organization is fundamental in meeting the expectations of our employees, investors, customers, and consumers. Our ability to better identify and address risk, create value, and improve our environmental and social performance is key in delivering long-term success.
In 2021, we continued to build upon our sustainability strategy and efforts by actively pursuing our ESG goals for 2025 and by ensuring we stay true to our values that incorporate our ESG commitments:

Own It
As a manufacturer of food and beverage products, we have a responsibility towards our customers and employees to own our impact and focus on reducing it. Our company is committed to not only improving our own environmental and social impact, but also supporting our stakeholders in improving their own efforts as well. Our employees are key to helping us to find ways to identify opportunities that contribute to our ESG efforts.
Commit to Excellence
We believe in setting high standards and then working to achieve them, and our ESG goals are an example of our commitment to build a company focused on achieving environmental and social change throughout our enterprise. Progress on ESG issues begins with the engagement and passion of our people, and we commit to ensuring our people’s safety in every aspect of our operations as we work towards our shared goals.
Be Agile
We believe it is imperative that we have an aligned and embedded view of our ESG strategy and performance so that we can adjust and respond to our stakeholder needs and expectations quickly and effectively. Long-term commitment requires a collective sense of purpose and shared vision for the future, and we are committed to the persistent and consistent action required to bring our ESG strategy to life.
Speak Up
The world is rapidly changing, and our employees and our customers expect more from us than ever before. We know, as one of the largest private label manufacturers in our industry, and as the employer of thousands of individuals, it is our responsibility to speak up and address injustice when we see it, and we expect our employees to do the same. ESG efforts often address risks to the business, and we encourage our stakeholders to help us identify risks and address them before they turn into problems. Our employees and partners are critical to our success and we view them as essential partners in our work to reduce risks to our business and create value to our customers.
Better Together
We know we cannot do this alone. It is only with the support and collaboration of our employees, vendors, and customers that we will be able to deliver real change. We have created a cross-functional approach to engage employees at all levels of our business to help us advance our ESG efforts.

2022 Proxy Statement 13

Proxy Statement Summary
2021 ESG Report - Highlights
In November 2021, we published our second annual ESG Report that details our efforts in integrating ESG throughout the organization, our 2020 performance against our ESG goals, and our overall progress in ESG focus areas most relevant to our business and to our stakeholders. To meet emerging expectations of investors and other stakeholders, our report also includes disclosures aligned with standards and recommendations from the Sustainable Accounting Standards Board (SASB) and the Task Force for Climate-related Financial Disclosures (TCFD). These disclosures are included within our 2021 ESG Report which we have made available through the "ESG" link within "Reports and Disclosures" on our website at www.treehousefoods.com. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

Environmental
•Our 2020 Scope 1 and 2 greenhouse gas (GHG) emissions totaled just under 382,000 metric tons of CO2e, representing a 3.5% decrease from 2019.
•In 2020, our total water withdraw was 1.66 million gallons, a 12% year-over-year reduction in total water withdrawn.
•In 2020, 23 plants achieved a landfill diversion rate of over 90%. This was accomplished primarily through plant-led improvements to reduce the amount of waste sent to landfills.
•In 2021, we launched our Sustainable Packaging Assessment focused on engaging our suppliers and customers to continue to find ways to reduce our plastics and packaging footprint.

Social
•In 2020, we achieved an 80% response rate in our first annual employee engagement survey.
•In 2020, we introduced Diversity, Equity, and Inclusion (DEI) training for our TreeHouse Leadership Community and implemented the first Employee Resource Group (ERG) to support working parents and caregivers. The DEI Council has continued this work following its formation in 2021.
•Our responsible sourcing efforts include focusing on third-party standards and certifications that reflect our ESG and ingredient quality expectations such as Roundtable on Sustainable Palm Oil (RSPO), Fair Trade, Rain Forest Alliance (RFA) and Certified Organic, where appropriate.
•Over 96% of the suppliers we directly sourced our ingredients from were certified to a Global Food Safety Initiative (GFSI)-recognized food safety certification program.

Governance
•50% of our board composition represents women and/or racially and ethnically underrepresented leadership. We are committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, and experience.
•The Board receives quarterly updates on ESG performance and per its charter, the Nominating & Governance Committee reviews the ESG program in depth annually as part of its ESG strategy oversight responsibility.
•In 2021, we added a DEI key performance metric to our executive compensation program to strengthen our commitment to building a diverse and inclusive workforce and culture.

14 2022 Proxy Statement

Proxy Statement Summary
Human Capital Management
Employee engagement is one of the key drivers of performance at TreeHouse. We have conducted our first employee engagement survey and laid out the framework for our employee engagement plan development, including targeted pulse check surveys to help us identify opportunities for improvement and gauge employee interest in potential programs. Feedback from our initial engagement survey has informed three focus areas for continuing to drive our employee engagement success:

Strategy
Aligning, executing, and communicating on our corporate and ESG strategies so that employees at all levels understand and can actively participate in our strategic direction.
Collaboration
Help our teams work together to focus on common goals and initiatives and build trust within and across our teams.
Career Growth
Support our talent by building and strengthening core business and leadership capabilities through development programs and resources.

Diversity, Equity, and Inclusion
We have built the foundation for developing a DEI Strategic Roadmap, a multi-year enterprise-wide approach to accelerating our DEI journey. In order to support the development of the Roadmap and ensure sustained DEI efforts and practices, we formed a Diversity, Equity, and Inclusion Council in 2021. Initial plans for the Council include expanding the ERG options based on employee interest, rolling out DEI training to broader audiences across TreeHouse, and partnering with our recruitment function to design tools for establishing diverse candidate slates.
Climate Change and Energy
TreeHouse recognizes that reducing its energy intensity and carbon footprint is its responsibility as a manufacturer, as well as an opportunity to achieve efficiencies and cost savings. We are implementing plans based on the energy and emissions initiatives rolled out in 2020 to help meet our climate and energy goals by 2025. We are committed to reducing our greenhouse gas emissions intensity (Scope 1 and 2 emissions) by 5% by 2025 against a 2020 baseline, as well as working with our suppliers to complete a Scope 3 Assessment and set a reduction goal by the end of 2025.
We are also aware that the nature of our business exposes us to potential physical climate-related impacts and risks associated with the transition to a low carbon economy. Our Enterprise Risk Management (ERM) model, in combination with our ESG Strategy, guides and informs our overall risk management approach to climate-related physical, market, and regulatory risks. Looking forward, we will work to incorporate climate change risks into our Business Continuity Plan by 2025.
2022 Proxy Statement 15

Proxy Statement Summary

Proposal 1 – Election of Directors

The Company’s Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") provide that the Board of Directors ("Board") shall be composed of not less than three nor more than 15 directors divided into three classes to be determined by the Board, and that each director shall be elected for a term of three years with the term of one class expiring each year. We believe that obtaining a three-year commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the markets in which we operate. The Board believes that such long-term institutional knowledge benefits TreeHouse and enables the Board to better consider and provide long-term strategic planning.
Following the resignation of John P. Gainor, Jr. and Ashley Buchanan on April 30, 2022, our Board consists of 10 directors. At the Annual Meeting, you will elect a total of three directors named in this Proxy Statement, subject to the provisions of the Company’s By-laws, to hold office until the Annual Meeting of Stockholders in 2025 and until their successors are duly elected and qualified. Unless you instruct otherwise, the shares represented by your proxy will be voted FOR the election of Mark R. Hunter, Linda K. Massman, and Jason J. Tyler, the nominees described below. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see “Summary of the Annual Meeting — Resignation Policy” in this Proxy Statement.
Mr. Hunter, Ms. Massman, and Mr. Tyler have each agreed to be nominated and to serve as a director if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve, or is otherwise unavailable for election, the Board may vote to reduce the size of the Board or may nominate another person to serve as director and the person(s) to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for such other person.

16 2022 Proxy Statement

Corporate Governance
The Board of Directors
Nomination of Directors
The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chair of the Board and Chief Executive Officer.

The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty, and adherence to high ethical standards and who have demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race and gender.

When the Nominating and Corporate Governance Committee reviews a candidate for Board membership, the Nominating and Corporate Governance Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then-current composition of the Board. The aim is to assemble a Board that provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities.

The current members of the Board, including our nominees, hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.
Identifying New Directors
The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (see “Stockholder Proposals for 2023 Annual Meeting of Stockholders” for further details). It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Once a potential director candidate has been identified, including through the recommendation of a stockholder in accordance with the procedures set forth in our By-laws, the Nominating and Corporate Governance Committee evaluates the candidate according to the factors described above.
2022 Proxy Statement 17

Proxy Statement Summary

Agreement with JANA Partners
On January 27, 2022, an affiliate of JANA Partners LLC ("JANA") notified us of its intent to nominate three candidates, including Scott Ostfeld, for election as directors of the Company at the Annual Meeting.

On April 12, 2022, the Company entered into an agreement with JANA, under which JANA agreed to cause the withdrawal of the nomination notice and pursuant to which the Company agreed to appoint Scott Ostfeld to the Company's Board as a Class III director for a term expiring at the 2023 annual meeting of the Company’s stockholders. In connection with Mr. Ostfeld joining the Board, JANA and the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) and Mr. Ostfeld delivered a director resignation letter, which is only effective upon, among other things, breaches of Company policies or the Confidentiality Agreement or if JANA undertakes certain steps to run a proxy contest while Mr. Ostfeld is on the Board.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 12, 2022.
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Corporate Governance
Biographical Information of Director Nominees and Continuing Directors
Nominees for Election as Directors with Terms Expiring In 2025
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following director nominees and continuing directors for election to the Board:

Background
Mr. Hunter most recently served as the President and CEO of the Molson Coors Brewing Company (NYSE: TAP), an American-Canadian multinational drink and brewing company, from January 2015 to September 2019. From January 2013 to December 2014, he served as the President and Chief Executive Officer of Molson Coors Europe. From June 2012 to January 2013, he served as the President and Chief Executive Officer of Molson Coors Central Europe. From December 2007 to June 2012, he served as the President and Chief Executive Officer of Molson Coors UK. Prior to that, he served in various roles of increasing responsibility for Molson Coors and its predecessor, Bass Brewers, since 1989. Mr. Hunter is currently the Chairman of the Artisanal Spirits Company (LON: ART), a post he has held since March 2021. This is a U.K. public company following an IPO completed in June 2021. Mr. Hunter also served as a non-executive director from 2011 to 2014 of the 2 Sisters Food Group, a leading privately-owned European private label food business. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009. Mr. Hunter also served for two terms as President of the Incorporated Society of British Advertisers and as Vice Chairman on the International Alliance for Responsible Drinking.

Mark R. Hunter Independent Age: 59 Director Since: April 2020 Committees: Audit (Chair) Current Public Company Boards: Artisanal Spirits Company

Director Qualifications
Mr. Hunter brings extensive marketing, sales, and business unit leadership experience both domestically and internationally with a track record of successful portfolio development, M&A, business integration and synergy delivery. Mr. Hunter also brings private label knowledge, both from his previous board service with 2 Sisters Food Group and his time at Molson Coors Brewing Company.

Background
Ms. Massman was the President and Chief Executive Officer of Clearwater Paper Corporation (NYSE: CLW), a pulp and paper product manufacturer, from 2013 until her retirement on April 1, 2020. Previously, Ms. Massman served as Clearwater Paper's President and Chief Operating Officer from 2011 to 2013. Prior to that, Ms. Massman served as Clearwater Paper’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture (NYSE: CAN). In 2016, she became the first vice chairwoman for the American Forest & Paper Association, and in 2017, she was the chairwoman for the American Forest & Paper Association. Ms. Massman currently serves on the board of directors of Caliber and Darigold Inc. She earned her Bachelor of Business Administration in Finance from the University of North Dakota and holds an M.B.A. from Harvard Business School.

Linda K. Massman Independent Age: 55 Director Since: July 2016 Committees: Compensation Nominating and Corporate Governance (Chair) Current Public Company Boards: None

Director Qualifications
Ms. Massman’s experience as a CEO, COO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. Ms. Massman’s retail experience and experiences in strategic consulting provide highly valuable perspectives. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration. During her role as CEO of Clearwater Paper Corporation, she oversaw the company’s $71 million acquisition of Manchester Industries in 2016.

2022 Proxy Statement 19

Corporate Governance

Background
Mr. Tyler has served as Chief Financial Officer of Northern Trust Corporation (NASDAQ: NTRS), a financial services company, since January 1, 2020. Prior to that, he served as Executive Vice President and Chief Financial Officer of Northern Trust’s Wealth Management business. His prior roles include serving as Global Head of Corporate Strategy for the company and Global Head of the Institutional Group at Northern Trust Asset Management. Mr. Tyler joined Northern Trust in 2011 from Ariel Investments, where he served as Senior Vice President, Director of Research Operations, and as a member of the Investment Committee. Previously, he served in various leadership roles in Corporate Finance and Banking at American National Bank/Bank One. Mr. Tyler is a Trustee of the University of Chicago, Board Chair at the University of Chicago Laboratory Schools, and an Advisory Council member of the Becker Friedman Institute. He is a Director of Advance Illinois, Northwestern Memorial Healthcare Foundation, and the Joffrey Ballet where he formerly served as Chairman. Mr. Tyler earned an M.B.A. from University of Chicago Booth School of Business and an A.B. from Princeton University.

Jason J. Tyler Independent Age: 50 Director Since: April 2019 Committees: Audit Compensation Nominating and Corporate Governance Current Public Company Boards: None

Director Qualifications
Mr. Tyler’s experience with institutional investors and financial markets provides the Board a deep understanding of capital markets. Additionally, with his experience in financial management, strategy, and planning matters, Mr. Tyler brings considerable execution experience.

The Board recommends that stockholders vote “FOR” the election of all Director nominees named in this Proxy Statement to serve on the Company’s Board.
Proxies solicited by the Board will be voted for the election of each Director nominee unless stockholders specify a contrary vote.
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Corporate Governance
Biographical Information for Continuing Directors with Terms Expiring In 2023

Background
Mr. Ostfeld is a Partner of JANA Partners LLC, a New York based investment firm, and Co-Portfolio Manager of JANA Strategic Investments, a strategy specializing in enhancing shareholder value through active engagement. Prior to joining JANA Partners in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. Mr. Ostfeld was previously an investment banker at Credit Suisse First Boston Corporation, where he worked on M&A and capital raising. From 2019 to 2022, Mr. Ostfeld served on the board of Conagra Brands (NYSE: CAG), a packaged foods company in North America, HD Supply Holdings Inc., an industrial distributor, from 2017 to 2020, and Team Health Holdings, Inc., a supplier of outsourced healthcare professional staffing and administrative services, from 2016 to 2017. He serves as a member of the advisory board of Columbia University’s Richman Center for Business, Law, and Public Policy. Mr. Ostfeld holds a B.A. from Columbia University, a J.D. from Columbia Law School, and an M.B.A. from Columbia Business School.

Scott D. Ostfeld Independent Age: 45 Director Since: April 2022 Committees: None Current Public Company Boards: None

Director Qualifications
Mr. Ostfeld has more than 17 years of experience investing in companies and driving shareholder value. He has significant experience in finance and risk management and M&A transactions, and a broad understanding of governance issues facing public companies.

Background
Ms. Sardini has served as Chair of the Board since April 29, 2021. In addition to our Board, she also currently chairs the board and Audit Committee of Ideal Protein, a private equity-owned weight-loss company. Ms. Sardini is an independent advisor and consultant to early and mid-stage companies and private equity firms. Through In Progress Advisors, which she founded in 2013, Ms. Sardini provides client companies with strategic and practical guidance for successful growth, M&A, capital structuring and exit strategies, and serves on the advisory boards of Grant Avenue Capital and chairs the advisory board of Target 100. From April 2001 to June 2012, Ms. Sardini served as the Chief Financial Officer of Weight Watchers International, Inc. (NASDAQ: WW). From September 1999 to December 2001, she served as Chief Financial Officer of Vitamin Shoppe.com, Inc., an e-commerce seller of vitamins and nutritional supplements, and from March 1995 to August 1999, she served as Executive Vice President and Chief Financial Officer for global media company Sesame Workshop (Children’s Television Workshop). In addition, Ms. Sardini previously held finance positions at QVC, Inc. (NYSE: QVCC), Chris Craft Industries, and the National Broadcasting Company. In addition to her current board service, Ms. Sardini previously served on the board of directors of Pier 1 Imports (NYSE: PIR), chaired its Audit Committee, and served on the Restructuring Committee until the company’s liquidation in October 2020. She has also previously served on the boards of directors for Promise Project Fund for the City of New York and Weight Watchers Danone China Ltd., and on the advisory board of Learnvest.com. Ms. Sardini holds a B.A. from Boston College and an M.B.A from Simmons College Graduate School of Management.

Ann M. Sardini Independent Age: 72 Director Since: May 2008 Committees: None Current Public Company Boards: None

Director Qualifications
Ms. Sardini is an accomplished financial expert and transformation leader with extensive experience in branded and direct-to-consumer goods and services and media companies. Her previous roles as a CFO and senior executive, coupled with her experience at the intersection of female-focused businesses, subscription services, and the application of technology in the consumer space, have enabled her to bring a multi-faceted perspective on consumer behavior and evolving trends to the Board in support of developing achievable growth objectives and executional strategies. As chair of the Compensation Committee, she led the TreeHouse Board’s expanded initiatives around Human Capital and Culture oversight. As Chair of the Board, she encourages board education to continually enhance board effectiveness and expertise in timely governance and oversight matters. In 2018, Ms. Sardini was named to the WomenInc.'s List of Most Influential Corporate Directors.

2022 Proxy Statement 21

Corporate Governance

Background
Ms. Spence is an independent consultant to several consumer products companies. Ms. Spence was formerly Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc., (NASDAQ: MDLZ) a global leader in biscuits, chocolate, gum, candy and powdered beverages ("Mondelēz") from 2012 to 2015. Prior to the 2012 spin-off transaction to form Mondelēz International, Inc., Ms. Spence served in the same capacity at parent company Kraft Foods, Inc. ("Kraft") from 2004 to 2012, where she was responsible for research and development which included new product innovation, improving quality and food safety on a worldwide basis, coordinating global compliance programs, scientific relations, regulatory relations, microbiology, and auditing. She has represented the food industry on the Department of Homeland Security Advisory Council, and represented Kraft on the International Life Sciences Institute and Junior Achievement of Chicago Boards. Ms. Spence serves on the Advisory Board of the Agri-Food Tech Fund of Praesidium Private Investments and is an External Advisor to Bain & Company. Ms. Spence is Immediate Past Chair and current Trustee of the Clarkson University Board of Trustees. Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.

Jean E. Spence Independent Age: 64 Director Since: September 2018 Committees: Compensation (Chair) Nominating and Corporate Governance Current Public Company Boards: None

Director Qualifications
Ms. Spence brings deep expertise in innovation, food safety and product quality to the Board, as well as insight into regulatory and consumer trends. Her broad management and operational experience in global enterprises provides significant industry acumen.

Background
Mr. Tuchman was a Vice-Chairman of the investment and corporate banking groups of Bank of Montreal Capital Markets, a bank and financial consultant, from April 2010 to December 2016. From June 2007 to April 2009, Mr. Tuchman served as Vice-Chairman at Bank of America Merrill Lynch (NYSE: BAC), where he focused on investment banking in the consumer and retail sector. From March 1997 to June 2007, he was Chairman of Global Banking for the Americas at Dresdner Kleinwort Ltd. (Wasserstein Perella Group). Prior to Wasserstein, Mr. Tuchman spent more than 16 years at Lehman Brothers, a financial services firm, where he was a Managing Director and Co-Head of the Global M&A Group. Mr. Tuchman is currently an Advisory Board Member of Golden Falcon Acquisition Corp. (NYSE: GFX) and also serves on the board of directors of the Hank Aaron Chasing the Dream Foundation. Mr. Tuchman previously served on the board of directors of Smart & Final Stores, Inc., Gordmans Stores, Parisian Department Stores and DeMoulas Supermarkets (dba Market Basket), and as a member of the Board of Overseers at the University of Pennsylvania Law School. Mr. Tuchman received a B.S. in Management from the State University of New York at Buffalo, magna cum laude with highest Distinction, Beta Gamma Sigma and holds MBA and J.D. degrees from the University of Pennsylvania.

Kenneth I. Tuchman Independent Age: 71 Director Since: March 2021 Committees: Audit Current Public Company Boards: Golden Falcon Acquisition Corp.

Director Qualifications
Mr. Tuchman brings to the Board over 35 years of experience as an investment banker and director who has worked with public and private, large and mid-cap company management teams to facilitate growth, funding and competitive positioning in M&A situations across the business cycles.

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Corporate Governance
Biographical Information for Continuing Directors with Terms Expiring In 2024

Background
Mr. Oakland was appointed to serve as our Chief Executive Officer and President, effective March 26, 2018. Mr. Oakland previously served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (NYSE: SJM), a manufacturer of branded food products, from May 2016 to February 2018. He previously served as President, Coffee and Foodservice of Smucker’s from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail-Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Prior to that, Mr. Oakland served in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Mr. Oakland currently serves on the board of directors of Foot Locker, Inc. (NYSE: FL), an athletic footwear and apparel retailer, and Foster Farms, a privately held poultry company. Mr. Oakland earned his B.A in Marketing and Economics from the University of Mount Union.

Steven Oakland Age: 61 Director Since: March 2018 Committees: None Current Public Company Boards: Foot Locker, Inc.

Director Qualifications
Mr. Oakland is a food and beverage executive with a deep understanding of our business and the rapidly changing consumer demands across the broader food and beverage industry. His in-depth knowledge of manufacturer and retailer strategies for both brands and private label are invaluable to help address the changing demands impacting our industry. Mr. Oakland also has extensive experience in domestic and international consumer product operations, with particular strength in customer engagement, marketing, brand-building and strategic planning. He understands risk management and business development as well as large scale M&A and its associated integration and operational priorities, and has significant public and private board of directors experience across both manufacturing and retailing.

2022 Proxy Statement 23

Corporate Governance

Background
Ms. Rahman currently serves as Chief Operating Officer for the Greater Chicago Food Depository since June 2020, where she leads operations, finance, IT, human resources and strategic initiatives for the Greater Chicago Food Depository, which includes a network of more than 700 partner organizations which work together to bring food, dignity, and hope across Chicago. Ms. Rahman has more than 30 years of experience in the consumer-packaged goods industry at companies including The Kraft Heinz Company (NASDAQ: KHC), Newell Brands (NASDAQ: NWL), and Conagra Brands (NYSE: CAG). She most recently served as the President of the International division at Conagra Brands, a consumer packaged goods food company, from 2016 until her retirement in June 2020. From 2016 – 2020, Ms. Rahman served on the board of directors as Chairman for Agro Tech Foods, a publicly traded affiliate of Conagra Brands in India. Ms. Rahman currently serves on the board of directors for Berry Global, Inc. (NYSE: BERY), a global manufacturer and marketer of plastic packaging products. She earned her Bachelor of Business Administration from Howard University and her Master of Business Administration from Indiana University.

Jill A. Rahman Age: 61 Director Since: November 2020 Committees: Audit Current Public Company Boards: Berry Global, Inc.

Director Qualifications
Ms. Rahman has breadth and depth of experience in food manufacturing, food retail and growth strategies. Ms. Rahman is a proven business operator with 30 years of P&L leadership while driving organizational change. She has a proven track record of translating her operator experience to an effective director, internationally and domestic. In addition, Ms. Rahman places focus on social responsibility as demonstrated by her recent retirement and move to Chief Operating Officer of the Greater Chicago Food Depository.

Background
Since 2013, Mr. Scalzo has served as the Chief Executive Officer and President of Atkins Nutritionals, Inc. (“Atkins,” now known as Simply Good Foods USA, Inc.), and as a member of its Board of Directors. Mr. Scalzo has also served as the Chief Executive Officer and President of The Simply Good Foods Company (NASDAQ: SMPL), a manufacturer of nutrition bars, ready-to-drink shakes, snacks and confectionery products, and a member of its Board of Directors since its acquisition of Atkins in July 2017. From November 2005 to February 2011, Mr. Scalzo served as a senior executive in various roles at Dean Foods, including as President and Chief Operating Officer, as well as President and Chief Executive Officer of WhiteWave Foods, Inc. Prior to that, he held various executive roles at the Gillette Company, where he spearheaded the successful three-year turnaround of the company's one billion dollar global personal care business and the The Coca-Cola Company. Mr. Scalzo began his career at The Procter & Gamble Company in 1985. Mr. Scalzo previously served on the boards of HNI Corporation from 2003 to 2009, Earthbound Farm LLC from 2010 to 2013, and Focus Brands from 2014 to 2020. Mr. Scalzo received a Bachelor of Science in Chemical Engineering from the University of Notre Dame.

Joseph E. Scalzo Independent Age: 63 Director Since: April 2022 Committees: None Current Public Company Boards: The Simply Good Foods Company

Director Qualifications
Mr. Scalzo is experienced as a currently active President and Chief Executive Officer of a food manufacturer company. He has over thirty years of experience in the consumer packaged goods industry, including in beverages, snacking and private label.

On April 18, 2022, the Company announced that Mr. John P. Gainor, Jr. and Mr. Ashley Buchanan will resign from the Board, effective April 30, 2022. Both Mr. Gainor's and Mr. Buchanan's resignations resulted from other personal and professional time commitments. Following these resignations, the size of the Board will be reduced to ten directors.
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Corporate Governance
Board Diversity and Tenure
Over the past few years, we have refocused our efforts on Board refreshment. The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board while retaining those who have a deep understanding of TreeHouse’s business provided by longer-serving directors.
The Board is committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic or cultural background.
Board Tenure Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefits the entire membership of the Board as well as management. However, the Board does believe that a mandatory retirement age for directors is appropriate and has adopted the policy that an individual may not stand for election or reelection to the Board if such individual (i) has reached 75 years of age or (ii) would reach 75 years of age during such individual’s term as a director if elected or re-elected; provided, however, from time to time the Board may re-nominate a director for additional terms if the Board determines that due to such director’s unique capabilities and/or special circumstances, such re-nomination is in the best interest of the Company.
2022 Proxy Statement 25

Corporate Governance
The Board’s Role and Responsibilities
The Board’s Role in Risk Oversight
Management is responsible for day-to-day risk assessment and mitigation activities, and our Company’s Board is responsible for risk oversight, focusing on our Company’s overall risk management strategy, our Company’s degree of tolerance for risk, and the steps management is taking to manage our Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas, as set forth below:

Full Board
Together with the Board’s standing committees, the Board regularly reviews material risks identified by management and the Board. The Board and its committees regularly review the actions by management to address material risk.

Audit Committee
As part of its responsibilities as set forth in its charter, the Audit Committee discusses with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
The Audit Committee also performs an oversight role with respect to financial and compliance risks.
Senior Management Senior management tracks and evaluates risks across all aspects of the Company's business operations.

Compensation Committee The Compensation Committee considers risk in connection with its design of compensation policies and practices for our employees and executives.

Nominating and Corporate Governance Committee The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Cybersecurity
Information technology and data security, particularly cybersecurity, is a focus area for our Board. Despite our best efforts, we are at risk from data breaches and system disruptions. Although to date we are unaware of any material data breach or system disruption, including a cyber-attack, we cannot provide any assurances that such events and impacts will not be material in the future. Our Board is engaged in the oversight of management's cybersecurity risk program through quarterly cybersecurity updates given by members of management during Audit Committee meetings. The effectiveness of our cybersecurity risk program is measured through key performance indicators, which are reported to the Board along with our key cybersecurity plans. The Company carries cybersecurity insurance in the event of a cybersecurity breach.
As part of the ongoing information security awareness training, and as established in the Code of Ethics, employees are routinely educated regarding the Company's position on data privacy; protecting confidential, proprietary information, and intellectual property; and safeguarding technology systems. Employees are provided ongoing mandatory training to coincide with emerging and macro cyber risk factors, and those unique to our business and work environment. The training results are reviewed by the Board and management as part of their ongoing cybersecurity risk assessment.
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Corporate Governance
Management Succession Planning
The Nominating and Corporate Governance Committee oversees an annual review by the Board regarding succession planning matters. Included in the review are the position of Chief Executive Officer & President, Chief Financial Officer, and other executive officer positions in the Company. Management succession discussions also include a review of transitional leadership plans in the event of an unplanned vacancy in these roles.
Corporate Governance Guidelines and Code of Ethics
We are committed to high standards of business integrity and corporate governance. All of our directors, executive officers and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters, and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the Investors section under Governance and are also available upon request from the Corporate Secretary. The Nominating and Corporate Governance Committee and the Board regularly review corporate governance developments and modify the Company’s corporate governance policies and practices from time to time. The Corporate Governance Guidelines were revised in July 2021 to add a policy on "Overboarding" which states that Directors serve on no more than four public company boards and named executive officers serve on no more than two boards (including the Company's Board). We will post any modifications of our corporate governance materials, including our Code of Ethics, on our website. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
2022 Proxy Statement 27

Corporate Governance
Board Structure
Board Leadership
The Board has determined that the appropriate leadership structure for the Board is to separate the roles of Chair and Chief Executive Officer, and to appoint an independent director to serve as Chair of the Board. We believe this structure represents the appropriate allocation of roles and responsibilities at this time. Accordingly, the Board appointed Ms. Sardini to serve as independent Chair of the Board on April 29, 2021.

In her capacity as Chair of the Board, Ms. Sardini’s duties entail:
•Approving the Board meeting agendas;
•Determining the frequency and length of Board meetings;
•Conducting and presiding at executive sessions of the Board;
•Serving as a liaison to and acting as a regular communication channel between the non-management members of the Board and the Chief Executive Officer of the Company; and
•Consulting with the Chief Executive Officer about the concerns of the Board.

We do not have a formal policy that requires the Chief Executive Officer and Chair of the Board roles to be separated, and the Board, in its discretion, may subsequently decide to change our leadership structure. However, in the event the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the Board will elect a Lead Independent Director to, among other things, preside at executive sessions of the Board and act as a liaison between the non-management members of the Board and the Chief Executive Officer.
Director Independence
Except as may otherwise be permitted by NYSE rules, our Corporate Governance Guidelines provide that a majority of the members of the Board shall be independent directors under applicable law and NYSE listing standards. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual; and (2) in the Board’s judgment (based on a review of all relevant facts and circumstances and taking into consideration all applicable laws, regulations and stock exchange listing requirements), the director does not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

Based on its review, the Board determined that none of our non-management directors has a material relationship with the Company and that all of them are independent. Specifically, (i) current directors Messrs. Hunter, Ostfeld, Scalzo, Tuchman, and Tyler and Mses. Massman, Rahman, Sardini, and Spence have no direct or indirect material relationships with management, and that they satisfy the NYSE’s independence guidelines and are independent; (ii) former directors Mr. Gainor and Mr. Buchanan, who served as directors until April 30, 2022, and Mr. Smith, who served as a director until July 29, 2021, had no direct or indirect material relationships with management, and satisfied the NYSE’s independence guidelines and were independent during the time they served as a director; and (iii) that Mr. Oakland is not independent. Mr. Oakland is the Chief Executive Officer and President of the Company.

All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Our Board’s standards for director independence are available in our Corporate Governance Guidelines.
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Corporate Governance
Executive Sessions
The independent directors meet in executive session at least quarterly to discuss, among other matters, the performance of the Company and its executives. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The Chair of the Board presides at these meetings.
Standing Committees of the Board
The Board has established three standing committees to help oversee various matters of the Company: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and only outside, independent directors serve on these committees.
Audit Committee

Members in 2021 Mark R. Hunter (Chair) Ashley Buchanan Jill A. Rahman Kenneth I. Tuchman Jason J. Tyler Meetings in 2021: 8
Principal Responsibilities
•    Reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit.
•    Provides oversight of the audit process and financial reporting process and reviews the Company's financial and operating controls.
•    Oversees the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
The Audit Committee operates pursuant to a written charter and is composed entirely of independent directors, in accordance with the NYSE listing standards and SEC rules. In addition, the Board has determined that Ms. Rahman and Messrs. Hunter, Buchanan, Tuchman, and Tyler are each qualified as an audit committee financial expert within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE.
The report of the Audit Committee is set forth later in this Proxy Statement.

2022 Proxy Statement 29

Corporate Governance
Nominating and Corporate Governance Committee

Members in 2021 Linda K. Massman (Chair) Ashley Buchanan Jean E. Spence Jason J. Tyler Meetings in 2021: 8
Principal Responsibilities
•    Identifies individuals qualified to become members of the Board.
•    Recommends to the Board the persons to be nominated for election as directors at any meeting of the stockholders.
•    In the event of a vacancy on or increase in the size of the Board, the committee recommends to the Board the persons to be nominated to fill such vacancy or additional Board seat.
•    Recommends to the Board the persons to be nominated for each committee of the Board.
•    Develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics.
•    Oversees the evaluation of the Board and CEO.
• Oversees the development of a succession plan for the Board and CEO.
•    Considers nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws.
The Nominating and Corporate Governance Committee is composed entirely of independent directors and operates pursuant to a written charter.

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Corporate Governance
Compensation Committee

Members in 2021 Jean E. Spence (Chair) John P. Gainor Jr. Linda K. Massman Jason J. Tyler Meetings in 2021: 11
Principal Responsibilities
•    Reviews and approves the compensation of the Company’s CEO and executive officers, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan.

•    Approves and evaluates the compensation plans, policies and programs of the Company.

•Oversight of human capital management activities, developments, goals and objectives and executive leadership team succession.
•    Reviews and recommends the director compensation to the Board.
The Compensation Committee operates pursuant to a written charter and is composed entirely of independent directors.
The Compensation Committee engaged Pay Governance LLC as its independent executive compensation advisor in 2021. For more information regarding the role of compensation advisors in the Compensation Committee's decision-making process, please see the disclosure under the heading "Executive Compensation Decision Making Process" in the Compensation Discussion and Analysis.
The Company’s tax-qualified retirement and health and welfare plans are administered by the TreeHouse Foods, Inc. Employee Benefits Administrative Committee and TreeHouse Foods, Inc. Employee Benefits Investment Committee as set forth in the applicable plan and program documents.
The report of the Compensation Committee is set forth later in this Proxy Statement.

Each of these Committees operates under the guidelines of their specific charters. These charters may be reviewed on our website at www.treehousefoods.com/investors/governance/governance-documents/default.aspx. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

Strategy and Long-Range Planning Committee

In March 2021, the Board formed the Strategy and Long-Range Planning Committee (“SLRP Committee”) as an ad hoc committee to assist the Board with respect to the development and implementation of the Company’s strategic plan. The SLRP Committee meets at least quarterly and additionally as the Chair of the SLRP Committee deems appropriate and SLRP Committee members serve as an advisory resource for the management team as it relates to the Company’s development and implementation of its strategy. The members during 2021 were: Jill A. Rahman (Chair), John P. Gainor Jr., Mark R. Hunter, Linda K. Massman, Jean E. Spence, with the Chief Executive Officer as an ex officio of the SLRP Committee.
2022 Proxy Statement 31

Corporate Governance
Board Practices, Processes and Policies
Meetings of the Board of Directors
Members of the Board are expected to attend each meeting, as set forth in the Company’s Corporate Governance Guidelines.

The Board met 23 times during 2021 and Committees of the Board held a total of 27 meetings. Overall, attendance at such meetings was over 95%. Each director attended 75% or more aggregate of all meetings of the Board and the Committees on which he or she served during 2021.

It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders, absent exceptional cause.

All of the directors attended the Annual Meeting of Stockholders in 2021.

The non-management directors of the Company meet regularly (at least quarterly) in executive sessions of the Board without management present.
Board Self-Assessments
Our directors undergo an annual Board self-evaluation to determine whether the Board and its committees are functioning effectively. As part of the self-evaluation process, directors provide feedback evaluating Board and committee effectiveness on multiple criteria. The Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. Each committee also conducts a self-evaluation and reports its assessment of effectiveness to the Board. The assessments are discussed with the full Board each year.
Director Orientation and Continuing Education
The Board and the Company’s management conduct a mandatory orientation program for new directors. The orientation program includes presentations by management to familiarize new directors with the Company’s strategic plans, its significant financial accounting, and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal and independent auditors, its General Counsel, and outside legal advisors. In addition, the orientation program includes a review of the Company’s expectations of its directors in terms of time and effort, a review of the director’s fiduciary duties and visits to Company headquarters, and, to the extent practical, certain of the Company’s significant facilities.
Each director is encouraged to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise.
32 2022 Proxy Statement

Corporate Governance
Certain Relationships and Related Person Transactions
We maintain procedures relating to the review, approval or ratification, if pre-approval was not feasible, of transactions in which we are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related parties. Our Code of Ethics, which is available on our website at www.treehousefoods.com, prohibits our employees, including our executive officers and directors, from engaging in certain activities. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
We review all relationships and transactions in which the Company and our directors, executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and whether such transactions involve at least $120,000. Our law department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in are disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying, if pre-approval was not feasible, related person transactions.
Since January 1, 2021, there were no reportable related person transactions, and there are currently no proposed transactions in excess of $120,000 in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.
Stockholder Communication with the Board
Stockholders and other interested parties may contact the Board, the non-management directors or any individual director (including the Chair of the Board) by writing to them c/o TreeHouse Foods, Inc., Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL 60523, and such mail will be forwarded to the director or directors, as the case may be.
2022 Proxy Statement 33

Corporate Governance
Director Compensation
Directors who are full-time employees of the Company receive no additional fees for service as a director. Non-employee directors received a combination of cash payments and equity-based compensation for 2021 as shown in the table and narrative below:

Name(1)	Fees Earned or Paid in Cash ($) (a)	Restricted Stock Units ($) (b)	Total ($)
Ashley Buchanan(4)	102,500	172,224	274,724
John P. Gainor(2)(4)	100,000	203,559	303,559
Mark R. Hunter	120,000	172,224	292,224
Linda K. Massman	115,000	172,224	287,224
Jill A. Rahman	112,500	172,224	284,724
Ann M. Sardini	265,000	172,224	437,224
Gary D. Smith(3)	90,000	172,224	262,224
Jean E. Spence	120,000	172,224	292,224
Kenneth I. Tuchman(2)	97,500	203,559	301,059
Jason J. Tyler	107,500	172,224	279,724
(1)     Frank J. O’Connell, Matthew E. Rubel, and David B. Vermylen did not stand for re-election in 2021 and did not receive any compensation for their services in 2021.
(2)    John P. Gainor Jr. and Kenneth I. Tuchman joined the Board on March 2, 2021. In connection with their respective appointments, each of Messrs. Gainor and Tuchman received a pro-rated equity award for their partial period of service during the 2020-2021 Board service year in addition to their 2021-2022 annual grants.
(3)    Gary D. Smith retired from the Board on July 29, 2021.
(4)    Ashley Buchanan and John P. Gainor resigned from the Board effective April 30, 2022.

34 2022 Proxy Statement

Corporate Governance
Cash Compensation (column (a))
For the 2021-2022 Board year, non-management directors of the Company received a cash retainer of $90,000 per year. Directors are generally permitted to defer up to 100% of this cash retainer under our Deferred Compensation Plan. The Chair of the Board received an additional annual cash retainer of $175,000. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received additional annual cash retainers of $25,000, $20,000, and $15,000, respectively. No individual meeting attendance fees are paid to Board or Committee members.

Fees Earned or Paid in Cash

	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Chair of the Board ($)	Other (2) ($)	Total ($)
Ashley Buchanan(3)	90,000	5,000	7,500	—	—	—	102,500
John P. Gainor(4)	90,000	—	—	5,000	—	5,000	100,000
Mark R. Hunter*	90,000	—	25,000	—	—	5,000	120,000
Linda K. Massman*	90,000	15,000	—	5,000	—	5,000	115,000
Scott D. Ostfeld(5)	7,500	—	—	—	—	—	7,500
Jill A. Rahman	90,000	—	7,500	—	—	15,000	112,500
Ann M. Sardini	90,000	—	—	—	175,000	—	265,000
Joseph E. Scalzo(5)	7,500	—	—	—	—	—	7,500
Gary D. Smith(1)	90,000	—	—	—	—	—	90,000
Jean E. Spence*	90,000	5,000	—	20,000	—	5,000	120,000
Kenneth I. Tuchman	90,000	—	7,500	—	—	—	97,500
Jason J. Tyler	90,000	5,000	7,500	5,000	—	—	107,500
*    Committee Chair
(1)    Gary D. Smith retired from the Board on July 29, 2021.
(2)    Directors may receive additional compensation for performing duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members. In March 2021, the Board formed the Strategy and Long-Range Planning (“SLRP”) Committee to assist the Board with respect to the development and implementation of the Company’s strategic plan. The SLRP Committee meets at least quarterly and additionally as the Chair of the SLRP Committee deems appropriate and SLRP Committee Members serve as an advisory resource for the management team as it relates to the Company’s development and implementation of its strategy. Messrs. Hunter and Gainor and Messrs. Massman and Spence each received an additional $5,000 in 2021 for their service on the SLRP Committee and Ms. Rahman received $15,000 in 2021 for chairing the SLRP Committee.
(3)    Ashley Buchanan resigned from the Board effective April 30, 2022.
(4)    John P. Gainor resigned from the Board effective April 30, 2022.
(5)    Scott D. Ostfeld and Joseph E. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively. In connection with their respective appointments, each of Messrs. Ostfeld and Scalzo received a pro-rated cash retainer for their partial period of service during the 2021-2022 Board service year.
Equity-Based Compensation (column (b))
To ensure that directors have an ownership interest aligned with other stockholders, each non-management director is granted options and/or restricted stock units of the Company’s stock as determined by the Board. For 2021-2022 Board service, the Board determined to award each non-employee director 3,600 restricted stock units, which vest and settle on the 12-month anniversary of the date of grant. The grant date fair value of the annual award of restricted stock units granted in 2021 for each non-employee director was $172,224 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
2022 Proxy Statement 35

Corporate Governance
Outstanding Awards (as of December 31, 2021)

	Unvested Restricted Stock Units (#)	Vested & Deferred Restricted Stock Units* (#)
Ashley Buchanan(2)	3,600	—
John P. Gainor(2)	4,182	—
Mark R. Hunter	3,600	—
Linda K. Massman	3,600	—
Scott D. Ostfeld(3)	—	—
Jill A. Rahman	3,600	—
Ann M. Sardini	3,600	6,983
Joseph E. Scalzo(3)	—	—
Gary D. Smith(1)	—	—
Jean E. Spence	3,600	5,963
Kenneth I. Tuchman	4,182	—
Jason J. Tyler	3,600	3,283
*    Settlement of vested and deferred restricted stock units is deferred until termination of service from the Board.
(1)     Gary D. Smith retired from the Board on July 29, 2021 and vested in his restricted stock units on his retirement date.
(2)    Ashley Buchanan and John P. Gainor resigned from the Board effective April 30, 2022.
(3)    Scott D. Ostfeld and Joseph E. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively. In connection with their respective appointments, each of Messrs. Ostfeld and Scalzo received a pro-rated equity award for their partial period of service during the 2021-2022 Board service year.
Board Stock Ownership
We have adopted ownership and holding guidelines for the non-employee members of the Board. All outside directors are covered by the guidelines and must achieve a stock ownership level equal to five times their annual retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and restricted stock units (including deferred restricted stock units) count towards fulfillment of the guidelines. All of our current outside directors are currently in compliance with these guidelines.
36 2022 Proxy Statement

Executive Officers
The following sets forth biographical information for the Company’s executive officers, except for the Chief Executive Officer, Steven Oakland, whose biographical information appears in this Proxy Statement under “Biographical Information for Continuing Directors with Terms Expiring In 2024”:

Mr. Kelley has held this role since February 2020. He previously served as Interim Chief Financial Officer from November 2019 to February 2020. From May 2018 to November 2019, he served as Senior Vice President, Corporate and Operations, Finance. A food industry veteran, Bill joined TreeHouse in 2016 as Vice President Finance and Corporate Controller. Prior to joining TreeHouse, Mr. Kelley was with The Kraft Heinz Company (NASDAQ: KHC) ("Kraft"), an American multinational food company, as Head of Global Internal Audit. Before Kraft, he was employed by The Hillshire Brands Company, as Senior Vice President, Corporate Controller and Chief Accounting Officer. Prior to Hillshire, Mr. Kelley held several senior roles of increasing responsibility in Finance at USG Corporation, PepsiAmericas, Arthur Andersen, and Cargill, Inc. Mr. Kelley holds a B.A. in Accounting from Clark Atlanta University and an MBA in Accounting and Strategy from the University of Chicago. In 2020, Mr. Kelley was elected to the Board of Directors of Thor Industries, Inc., (NYSE: THO) the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of RVs.

William J. Kelley Jr. Executive Vice President and Chief Financial Officer Age: 57

Ms. Waterman has held this role since January 2022. She joined TreeHouse in July 2021 as Executive Vice President, General Counsel, and Corporate Secretary. Prior to joining TreeHouse, from April 2020 to July 2021, Ms. Waterman served as Senior Vice President, Strategy and Chief Administrative Officer of DFA Dairy Brands, the division of Dairy Farmers of America, a national milk marketing cooperative, that acquired a substantial portion of Dean Foods Company. Prior to DFA Dairy Brands, Ms. Waterman served as Senior Vice President, General Counsel, Corporate Secretary and Government Affairs of Dean Foods Company, an American food and beverage company, from July 2019 to April 2020, and had responsibility for all legal and regulatory matters. She joined Dean Foods in 2014 and held positions of increasing responsibility within the legal department. Ms. Waterman began her career in the Dallas offices of Gardere, Wynne, Sewell and Norton Rose Fulbright, where she practiced general and corporate law, with a focus on mergers, acquisitions, transactions, securities, corporate governance and reporting and filing obligations. Ms. Waterman received her undergraduate degree from University of Texas at Austin and earned her law degree from St. Mary’s University School of Law.

Kristy N. Waterman Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary Age: 42

2022 Proxy Statement 37

Executive Officers

Mr. Landry joined TreeHouse in February 2022 as Senior Vice President, Chief Operations Officer. Prior to joining TreeHouse, Mr. Landry served as Chief Operations Officer for Country Pure Foods, an American manufacturer of fruit drinks, juices, and plant-based beverages for retail food purveyors and foodservice operators, from April 2021 to November 2021. Prior to Country Pure Foods, Mr. Landry held a range of operations leadership roles at The J.M. Smucker Company ("Smucker's") (NYSE: SJM), a manufacturer of branded food products, from June 2002 to April 2021. Mr. Landry spent his early career in Operations and Continuous Improvement roles at Procter & Gamble (NYSE: PG). Mr. Landry holds a B.S. degree in electrical engineering from the University of Maine.

Steve Landry Senior Vice President, Chief Operations Officer Age: 57

Mr. Fleming has held this role since February 2020. From September 2018 to February 2020, he served as President of the Baked Goods Division. Previously, he served as the President of the Meals Division. Mr. Fleming joined TreeHouse in February 2016 as the Vice President and General Manager, Retail Bakery, as part of the acquisition of ConAgra’s Private Brands business, a position he held since 2013. Prior to ConAgra, Mr. Fleming spent five years at Heinz, serving in several senior marketing roles including Vice President of Food Service Ketchup and Senior Director of SmartOnes frozen nutritional meals. The early part of his professional career included a range of marketing roles at Kraft Foods and Reckitt Benckiser, where he managed brands such as A1 steak sauce, Honey Bunches of Oats cereal, and Lysol cleaning products. Mr. Fleming earned his M.B.A. from Duke University and his B.A. in Business Administration from Franklin and Marshall College.
Mark A. Fleming Senior Vice President, Division President, Meal Preparation Age: 51

Mr. Lewis has held this role since March 2021. Mr. Lewis joined TreeHouse in August 2019 as Vice President of Sales, National & Regional West and is a seasoned commercial leader with extensive consumer packaged goods experience. Prior to joining TreeHouse, Mr. Lewis was with Mizkan America, a food production company, from 2016 to 2019, as Customer Vice President, West Area, where he was responsible for all aspects of driving revenue including strategic planning, team leadership and development, territory alignment, and customer management. Prior to Mizkan America, Mr. Lewis was with The Kraft Heinz Company (NASDAQ: KHC), an American multinational food company, from 1997 to 2016, where he held several regional, district, category and business lead roles with increasing responsibility, including the development, pursuit and leadership of customer relationships to achieve revenue, share and distribution growth and optimal shelving. He earned his Bachelor of Arts in Business Administration from the University of Phoenix.

Sean Lewis Senior Vice President, Chief Customer Officer Age: 47

38 2022 Proxy Statement

Executive Officers

Mr. Philip joined TreeHouse Foods in September 2019 in his current role. Prior to joining TreeHouse, Mr. Philip was with The Hershey Company (NYSE: HSY) ("Hershey"), an American multinational company and one of the largest chocolate manufacturers in the world, from 2011 to 2018, where he was most recently Vice President, Global Analytics & Insights. Mr. Philip also held leadership roles in both Corporate and Business Unit strategy at Hershey. Prior to joining Hershey, Mr. Philip was a Management Consultant with A.T. Kearney. Mr. Philip started his career with Schlumberger as a technology consultant. Mr. Philip holds an M.B.A. from Duke University and a Bachelor's degree in Computer Science from Purdue University.

Amit R. Philip Senior Vice President, Chief Strategy Officer Age: 44

Tim Smith joined TreeHouse in April 2019 and has held this role since February 2022. Prior to joining TreeHouse, Mr. Smith served as Senior Vice President and General Manager of Consumer Products at Blue Apron (NYSE: APRN), an American ingredient-and-recipe meal kit company, from August 2016 to December 2018. Prior to Blue Apron, Mr. Smith served in various general management positions at Sara Lee, Hillshire Brands, and Tyson Foods, Inc. (NYSE: TSN), ultimately serving as Vice President and General Manager, Emerging Brands Food Group. Mr. Smith has a solid track record of food and beverage innovation built in start-ups like Blue Apron as well as industry leaders like Tyson and has proven his ability to translate that expertise to private label growth. Mr. Smith holds a B.A. degree in business from the University of Iowa, and an M.B.A. from Washington University in St. Louis.

Tim Smith Senior Vice President, Division President, Snacking & Beverages Age: 48

2022 Proxy Statement 39

Executive Compensation

Proposal 2 –	Advisory Vote to Approve the Company’s Executive Compensation Program

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by our stockholders of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. As approved by its stockholders at the 2017 Annual Meeting of Stockholders, consistent with the Board’s recommendation, the Company is submitting this proposal for a non-binding vote on an annual basis. Thus, the next advisory vote to approve the Company’s executive compensation program after this meeting will be held at the Company’s 2023 annual meeting. Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2022 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”
Although the vote is non-binding, the Board and Compensation Committee will carefully review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board urges our stockholders to read the "Compensation Discussion and Analysis", which describes in detail our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the "Compensation Discussion and Analysis":
•We seek input from our stockholders and consider their views when designing our executive compensation programs;
•Our programs are designed to pay for performance with a majority of our NEOs' total compensation based on the performance of the Company and a significant portion linked to the achievement of long-term financial goals;
•Our executive compensation program incorporates practices that ensure ongoing good governance, including a "claw-back" policy, anti-hedging and anti-pledging policies, stock ownership guidelines and no excise tax gross-ups.
The affirmative vote of a majority of the votes cast is required to approve this Proposal 2.

The Board recommends that stockholders vote “FOR” approval of the advisory resolution set forth above. Proxies solicited by the Board will be voted for the approval of the advisory resolution set forth above unless stockholders specify a contrary vote.

40 2022 Proxy Statement

Executive Compensation
Compensation Discussion & Analysis
Our Compensation Discussion & Analysis (the "CD&A") details the Company's executive compensation philosophy and programs, which are governed by our Compensation Committee. The CD&A describes the 2021 compensation for our Named Executive Officers ("NEOs"), who are listed below.

Steven Oakland	William J. Kelley Jr.	Kristy N. Waterman
Chief Executive Officer and President	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary

Curt B. Craig	Mark A. Fleming	Thomas E. O’Neill
Senior Vice President, Chief Supply Chain Officer (through February 14, 2022)	Senior Vice President, Division President, Meal Preparation	Former Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary (through June 30, 2021)
Executive Overview
Our Strategic Review and 2021 Results
2021 was a challenging financial year for our organization as we worked diligently to address a macro environment with unprecedented inflation and supply chain disruptions. Our focus for the year was execution of multiple rounds of pricing actions to cover inflation, pivoting our labor strategy to more effectively attract and retain our manufacturing workforce, actions to secure additional transportation and supply and closely collaborating with our customers to better plan for and service their needs.
These factors created significant downward pressure on 2021 financial results. Net sales from continuing operations was generally flat from prior year, but profitability and cash flow were below prior year due to significant unanticipated incremental costs and labor challenges driven by the various macro environment factors. Additionally, in November 2021, the Board of Directors approved a plan to explore strategic alternatives.
In response to these developments, we did not modify any of our incentive plan targets, but throughout 2021, continued to evaluate our executive compensation program with the goal of balancing the need to align pay and performance with that of attracting and retaining leaders critical to guiding the organization through this transformative, challenging period.

2022 Proxy Statement 41

Executive Compensation
2021 One-Time Strategic Review Retention Awards
Given the significant business challenges, along with our strategic review announcement, and an increase in executive turnover, the Committee determined that in order to incentivize certain officers and key employees to remain with and be committed to the continued success of the Company, the Committee, in consultation with the Company’s independent compensation consultant, and with unanimous support of the full Board of Directors, determined it to be appropriate and in the best interests of the Company to:
•Provide cash retention to approximately 100 key employees payable at the earlier of consummation of a transaction or the end of 2022, and
•Grant strategic review retention awards(1), consisting of cash (the “Cash Award”) and restricted stock units (“RSU Award”) to select members of our executive team including NEOs Messrs. Kelley, Craig, Fleming and Ms. Waterman as follows:

	Cash Award ($)	RSU Award (S)	Total Award Value ($)
William J. Kelley Jr.	232,278	441,375	673,653
Kristy N. Waterman	98,301	364,000	462,301
Curt B. Craig(2)	60,514	296,875	357,389
Mark A. Fleming	168,750	281,250	450,000
(1)    These amounts are in addition to our NEOs target total compensation and are excluded from any subsequent discussion of total target compensation.
(2)    Mr. Craig forfeited all strategic review retention awards (cash & RSUs) at the time of his voluntary separation to accept another role; further supporting the need for this additional retention for other key leaders.
The Cash Awards were paid on March 15, 2022. The RSU Awards will vest in three equal installments on each of the six, twelve and eighteen month anniversaries following the grant date of December 29, 2021, subject to continued employment through each such vesting date.
The CEO, Mr. Oakland, did not receive any Strategic Review Retention Awards (cash or RSUs) or any other form of additional retention in 2021.

42 2022 Proxy Statement

Executive Compensation
Say on Pay Vote Results and Stockholder Engagement
Say on Pay Vote Results

The Compensation Committee ("Committee") considered the results of our 2021 advisory vote to approve executive compensation, among many factors, in connection with the discharge of its responsibilities. Approximately 93% of our votes cast at the 2021 Annual Meeting approved the NEO compensation program described in our 2021 Proxy Statement. The Committee values the opinions of our stockholders and continues to consider their perspective when structuring our executive compensation program.

Enhanced Stockholder Engagement
The perspective of stockholders is a critical input considered by the Committee for structuring our executive compensation programs and we remain committed to consistently soliciting this input through ongoing dialogue with our investors. As is our standard practice, the Committee reviewed the results of our 2021 say on pay vote and the specific feedback we received from investors and proxy advisors regarding our executive compensation program. This feedback was one of many factors taken into consideration when making the changes to our executive compensation program detailed below. We continue to listen carefully to input from our investors as we focus on aligning our pay programs with our evolving business strategy which includes addressing some legacy practices.
In an effort to enhance our stockholder engagement efforts related to our executive compensation program, in early 2021, we contacted top investors holding approximately 50% of our outstanding shares in the aggregate to solicit feedback on our pay and governance practices. Four of these stockholders, representing approximately 28% of our outstanding shares, accepted our invitation to engage and the Chair of our Compensation Committee led the engagement conversations with those four stockholders. Additionally, throughout 2021, in conjunction with our ongoing stockholder outreach efforts noted above, we also continued to routinely seek input on our executive compensation program.
Changes to 2021 Executive Compensation Program
Based on feedback from our stockholders and the continuing transformation of our business, we made several changes to our executive compensation program in 2021. These changes were made to ensure our executive's compensation continues to evolve along with our business and effectively rewards our executives to drive value for our stockholders.
In 2021, we strengthened the linkage between stockholder value creation and incentive payouts, as follows:
•In our Annual Incentive Plan
◦We eliminated the personal performance component for our NEOs and other senior leaders so they are incented exclusively on financial metrics and strategic objectives
◦We enhanced our strategic objectives to include ESG goals
◦We Introduced a "gating feature" that requires minimum levels of profitability to fund any incentive pool
•In our Long-term Incentive Plan
◦We introduced relative Total Shareholder Return ("r-TSR") with a three-year performance period compared against an industry index for our executive team, including our NEOs

2022 Proxy Statement 43

Executive Compensation
Our CEO's Pay Program
This section outlines Mr. Oakland's compensation since joining TreeHouse as CEO in March 2018. Additional detail for each component of pay, including incentive design information, can be found in the section titled "Our Performance-Based Compensation Structure" below.
2018 - 2021 CEO Compensation
Mr. Oakland joined the Company as CEO on March 26, 2018. The Company increased Mr. Oakland's target total compensation by 6% in 2019 with 86% of his compensation in "at risk" pay and 68% of that increase in the target value of long-term equity awards, which demonstrates the Committee's commitment to ensuring alignment between Mr. Oakland's compensation and the interests of our stockholders. Mr. Oakland received no adjustment to his target total compensation in 2020 or 2021.

	2018	2019 - 2021
Base Salary	$1,000,000	$1,060,000
Annual Incentive Target %	130%	130%
Annual Incentive Target $	$1,300,000	$1,378,000
TARGET TOTAL CASH	$2,300,000	$2,438,000
Performance Share Units	$2,500,000	$2,650,000
Restricted Stock Units	$2,500,000	$2,650,000
TOTAL LTI	$5,000,000	$5,300,000
TARGET TOTAL COMPENSATION	$7,300,000	$7,738,000

2018 - 2021 TOTAL COMPENSATION % CHANGE	6%

% "AT RISK" COMPENSATION	86%

44 2022 Proxy Statement

Executive Compensation
CEO Pay Alignment to Performance
Since Mr. Oakland joined in 2018, the Company has delivered 8% cumulative total shareholder return as of December 31, 2021. Since Mr. Oakland's compensation is structured with a large percentage "at risk" and delivered in equity, the compensation he can realize ("Realizable") and that which he actually receives ("Realized") has fluctuated over time based on return to our shareholders - demonstrating alignment between pay and performance. No pay actually received is due to the sale of shares as Mr. Oakland has not sold any TreeHouse shares since he joined the Company.
Mr. Oakland's target compensation includes his fixed base salary, target annual incentive, and target value of long-term incentives for the applicable year. Realizable pay includes his fixed base salary, actual annual incentive earned in the performance year, and the value as of December 31, 2021, of equity granted since hire (reflecting actual or projected performance as applicable). For purposes of this chart, Mr. Oakland's PSU awards reflect current performance projections, which values the remaining three tranches of 2021 PSU award included at target. Realized pay includes his fixed base salary, actual annual incentive earned in the performance year, and the actual value of equity that vested in that year. New hire awards are not included.

2022 Proxy Statement 45

Executive Compensation
Our Performance-Based Compensation Structure
Objectives of Our Compensation Program
Our executive compensation program design is guided by the following key principles:
•Aligned to our Business: Incentives are aligned to our business objectives, stockholder interests, and avoid excessive risk-taking
•Market Competitive: Total compensation is designed to attract, retain, and motivate the talent needed to successfully execute our business strategy
•Performance Linked: Programs are designed to create an effective link between pay outcomes and performance at both the Company and individual level
•Ownership Oriented: Compensation is linked to stockholder interests by delivering meaningful equity awards and maintaining robust ownership guidelines
Components of 2021 Executive Compensation Program
The following table provides an overview of TreeHouse's core compensation program and the objectives for each of our compensation components:

Pay Element	Pay Mix	Description	Component Objective

Base Salary		Fixed cash compensation based on size and scope of individual’s role and level of performance.	• Attract and retain talented executives • Provide baseline competitive pay

Annual Incentives		Annual cash incentive awards based on a percentage of base salary. Pool funding ranges from 0%-200% of target, dependent upon Company performance.	• Motivate achievement of annual financial and strategic goals

Long-term Incentives - Performance Share Units		Performance-based, overlapping 3-year performance cycles. Represents 50% of the total target long-term incentive opportunity. Typically settled in stock.	• Drive long-term performance on financial goals • Create direct alignment to stockholder experience through relative TSR metric

Long-term Incentives -Restricted Stock Units		Time-based equity awards that vest 1/3 annually over 3 years beginning on the first anniversary of the grant date. Represents 50% of the total target long-term incentive opportunity.	• Retain talented executives • Align executive interests with those of our stockholders and increase stock ownership

46 2022 Proxy Statement

Executive Compensation

2021 NEO Total Target Compensation Summary
The following table summarizes target total compensation for our NEOs, other than Mr. Oakland, whose compensation is detailed above in the section titled "Our CEO's Pay Program."

	Annual Base Salary ($) (as of 12/31/21 or last day of employment)	AIP % of Base Salary	Target Total Cash ($)	Target Value of Annual RSU ($)	Target Value of Annual PSU ($)	Target Total Annual Compensation ($)	Target Total Annual Compensation Increase from 2020 (%)
William J. Kelley Jr.	588,500	80%	1,059,300	412,500	412,500	1,942,050	7.0%
Kristy N. Waterman(1)	550,000	75%	962,500	385,000	385,000	1,732,500	5.8%
Curt B. Craig(2)	475,000	75%	831,250	296,875	296,785	1,425,000	—%
Mark A. Fleming	450,000	75%	787,500	281,250	281,250	1,350,000	—%
Thomas E. O'Neill(3)	594,954	90%	1,130,413	606,853	606,854	2,344,120	—%
(1)    Joined the Company in July 2021. Compensation increase reflects increase in base salary from her initial salary set upon joining the company in July to the level in effect at year-end following expansion of her role to include oversight for Human Resources.
(2)    Joined the Company in August 2021.
(3)    Separated from TreeHouse in June 2021.
Base Salary
As the only fixed compensation element in our program, base salaries are reviewed annually, but are only adjusted by the Committee as needed. Increases are not guaranteed or automatic. For 2021, the Committee chose to not increase base salaries for any of the NEOs, except for Mr. Kelley, whose salary was increased to better align with our competitive market in his first full year as CFO and Ms. Waterman who received a 5.8% increase in December 2021 when her role was expanded to include oversight for the Human Resources organization.

	Previous Base Salary ($)	New Base Salary as of 12/31/21 ($)	Base Salary Increase (%)
Steven Oakland	1,060,000	1,060,000	—
William J. Kelley Jr.	550,000	588,500	7.0%
Kristy N. Waterman	520,000	550,000	5.8%
Curt B. Craig	—	475,000	—
Mark A. Fleming	450,000	450,000	—
Thomas E. O'Neill	—	—	—

Annual Incentives
For 2021, our AIP was redesigned to increase the weighting of financial performance and strategic objectives, and to eliminate the personal performance metric from the plan for all Vice Presidents, including our NEOs. Additionally, the Committee introduced an Operating Net Income gating feature that requires the achievement of at least 90% funding for operating net income in order to fund the other plan components. These changes better ensure that payouts are aligned with value creation for our stockholders, while mitigating the need for the Committee to exercise discretion on AIP payouts.

In 2021, our NEO's AIP awards were tied to financial performance, weighted 80%, and strategic objectives, weighted 20%. Our financial performance is measured by (i) revenue, weighted at 35%, providing focus on top-line growth and (ii) operating net income, weighted at 45%, providing focus on profitability. Our strategic objectives, weighted at 20%, were based on the enterprise-wide strategic goals of gross margin improvement, diversity and employee engagement.
Targets for these financial metrics are set consistent with our commitments in our Annual Operating Plan (AOP) as approved by our Board. These goals are set to be sufficiently ambitious to ensure alignment between pay and performance and also provide the opportunity to earn higher payouts in years where performance exceeds expectations. The 2021 AIP goals were set higher than both 2020 AIP goals and 2020 AIP actual results.
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Executive Compensation
The total AIP payout opportunity ranges from 0% for performance below minimum up to 200% for performance at or exceeding maximum. As shown below, for 2021, the Company did not achieve threshold performance levels for revenue or operating net income and thus, no payouts were earned.
The table below shows the 2021 funding for the 80% of the incentive that was based on financial performance.

Performance Measure	Minimum ($)	Target ($)	Maximum ($)	2021 Result ($)	% Achievement (%)	Payout % (%)	Weighted Payout % (%)
Operating Net Income(1)	155.4M	168.9M	182.5M	66.9M	39.6	—	—
Revenue(2)	4.40B	4.52B	4.71B	4.3B	95.7	—	—
(1)    Defined as the amount of adjusted after tax net income that underlies Adjusted Earnings Per Share as disclosed each quarter in the Company's earnings report.
(2)    Defined as net sales from continuing operations as reported in Company's 10-K filed on February 15, 2022.

If the Operating Net Income gating threshold for funding was met (which it was not as described above), then the other 20% of the AIP award payout opportunity would be based on the following enterprise-wide strategic objectives:
•Gross Margin Improvement: Gross profit of 19.8% needed to achieve a 100% payout
•Employee Engagement and Diversity: Company improvement for both objectives was measured using a scorecard approach detailed below —

No Funding	Funding from 50%-80% of Target	Target Funding

Overall Employee Engagement Index score declines from baseline AND THS fails to implement a strategy to drive improved organizational diversity	Overall Employee Engagement Index score is maintained at baseline OR THS implements a strategy to drive improved organizational diversity	Overall Employee Engagement Index score improves from baseline AND THS implements a strategy to drive improved organizational diversity
For 2021, although we made progress against our ESG strategic objectives, due to our financial performance (detailed above), the strategic objectives portion of the AIP was not funded this component was determined to result in a at 0% payout.
Over the past five years, our annual incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance; demonstrating alignment between our pay and performance

Annual Incentive Payouts as a % of Target
Five Year History
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Executive Compensation

Long-Term Incentives
The long-term incentive program is designed to ensure our NEOs focus on long-term growth, profitability, and value creation. Long- term incentives are the largest portion of our NEO's compensation and are delivered 100% in equity. This ensures that our executives are rewarded largely based on long-term stock performance in the interest of our key stakeholders, which include our stockholders and employees. Each NEO's long-term incentive award value is determined annually by the Compensation Committee based on an analysis of our competitive market along with an assessment of individual performance.
2021 Long-Term Incentive Program
The long-term incentive program provides for awards of performance stock units ("PSUs") and restricted Stock Units ("RSUs"), each accounting for 50% of the total long-term incentive grant. By delivering our long-term awards 100% in equity, our program directly aligns with stockholder interests by linking pay outcomes to long-term performance. Providing a portion of our long-term incentives in time vested RSUs has been and continues to be critical to provide some degree of stability as we move through our organizational transformation and navigate a challenging macro environment. Awards are granted annually typically in March and we do not structure the timing of our equity awards to precede or coincide with the disclosure of material non-public information.
2021 Award Mix: In March 2021, the Compensation Committee approved a target long-term equity award for each NEO, expressed as a percentage of base salary, and approved the equity award mix for the NEOs of 50% RSUs and 50% PSUs, with the PSUs earned based on the achievement of operating net income, pre-financing free cash flow and relative total shareholder return ("r-TSR"). Operating net income and pre-financing free cash flow have goals set and measured annually and r-TSR is measured over a three-year performance period. In 2021, we did not make changes to 2020 long term incentive targets for any of our NEOs.

Grant Year	Performance Measurement Year
	2021 (25%)	2022 (25%)	2023 (25%)
2021	Operating Net Income and Pre-Financing Free Cash Flow	Operating Net Income and Pre-Financing Free Cash Flow	Operating Net Income and Pre-Financing Free Cash Flow

3-Year Relative TSR (25%)
PSUs Relative TSR Performance Measurement: The Committee added a three year r-TSR performance metric to our PSU program in 2021 to further enhance alignment between our executives and stockholders. Awards are earned based on our TSR percentile rank against the Russell 3000 Packaged Foods & Meats Index over the 2021-2023 measurement period based on the following payout scale:

	Payout (% Target)	Percentile Rank
Maximum	150%	100th Percentile
Target	100%	50th Percentile
Minimum	50%	25th Percentile
Payouts are capped at 100% of target if TSR is negative.
PSUs Operating Net Income & Pre-Financing Free Cash Flow Performance Measurement: Operating net income and pre-financing free cash flow goals are measured over the 2021-2023 performance period. Beginning in 2020, and retained for the 2021 awards, the Company revised the design of its PSU awards, to set and measure these financial goals annually, but require that earned awards do not vest until the end of the full three year performance period, subject to continued employment with TreeHouse. This design allows the Committee to effectively reward progress toward achievement of our long-term strategy at a time when long-term goal setting is particularly challenging given the transformational state of our business and external market factors, including COVID-19 and inflation, which create unpredictable business volatility. Award payouts range from zero to two times the target amount, based upon performance achievement levels. Earned awards are typically settled in stock, however the Committee has discretion to settle the awards in either stock or cash following the conclusion of the three-year performance period.
Restricted Stock Units: The RSUs vest annually in three equal tranches, subject to the grantee’s continued employment with the Company from the grant date through each vesting date.
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Executive Compensation

Name	LTI % of Base Salary	Target LTI ($)	Value of RSU Award (50%)	Value of Financial PSUs (37.5%)	Value of r-TSR PSUs (12.5%)
Steven Oakland	500%	5,300,000	2,650,000	1,987,500	662,500
William J. Kelley Jr.	150%	882,750	441,375	331,031	110,344
Kristy N. Waterman(1)	140%	—	—	—	—
Curt B. Craig(1)	125%	—	—	—	—
Mark A. Fleming	125%	531,250	265,625	199,219	66,406
Thomas E. O'Neill	—	763,000	381,500	286,125	95,375
(1)    Ms. Waterman and Mr. Craig did not receive a 2021 Annual Grant as they joined TreeHouse in July 2021 and August 2021 respectively.
2019-2021 Performance Stock Units
The 2019-2021 performance stock unit awards were earned based on the higher of average or cumulative performance of operating net income and pre-financing free cash flow over the 2019-2021 three year performance period with each performance measure weighted 50%.
The payout opportunity for these awards ranged from 0% - 200% with the units earned for each performance period determined as follows:

If the Percentage of Target Earned is 100% or greater	((Percentage of Target Earned – 100%)*5) + 100%
If the Percentage of Target is less than 100% but greater or equal to 80%	((Percentage of Target Earned – 80%)*2.5) + 50%
If the Percentage of Target is less than 80%	No Performance Units are earned

Performance over the three year period resulted in a 57% payout, earned based on the average 3 year performance over the period.

($ in millions)	Performance Metric	Target	Actual Result	Percentage of Target Earned	Payout Earned	Weighted Payout Earned
Cumulative	Operating Net Income	482.2	328.3	68%	—%	37.2%
	Pre-Financing Free Cash Flow	738.0	662.2	90%	74.3%
3 Year Average	Operating Net Income				47.3%	57.0%
	Pre-Financing Free Cash Flow				66.7%
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Executive Compensation
Similar to our annual incentives, payouts for our performance unit/cash awards have varied widely over the past five years consistent with our operating net income and cash flow performance; demonstrating alignment between our pay and performance.
Long-Term Performance Award Payouts as % of Target
Five Year History

Settlement of 2019 Accelerated Performance Awards
In order to retain and align key executives with the Company's revised business strategy, in early 2019, the Company granted a limited number of accelerated performance units to certain key employees. These grants were eligible to vest to the extent that certain (i) key customer service goals were attained in each of calendar years 2019 (up to 1/3 of the units), 2020 (up to 1/6 of the units), and 2021 (up to 1/6 of the units), and (ii) organic revenue growth goals were attained in each of calendar years 2020 and 2021 (up to 1/6 of the units per year). If the organic revenue growth goal for calendar year 2020 was not achieved, but the cumulative organic revenue growth for calendar years 2020 and 2021 equaled or exceeded the calendar year 2020 and 2021 goals in the aggregate, both related tranches of each award would have been eligible to vest. There is no payout range for the award, so the units associated with each performance criteria could be either fully earned at 100% or fully forfeited.
In 2021, the Committee determined that the performance criteria were not achieved, which resulted in the forfeiture of these awards without any payout in 2021.
Executive Perquisites
We do not provide our NEOs with excessive perquisites, but do provide the benefits and perquisites detailed in the table below to enhance our ability to attract and retain talented executives and keep them healthy and focused on the Company's business. Many of these benefits are also available to all full-time employees.

Benefit or Perquisite	Named Executives	Other Executives & Managers	All Eligible Full-Time Employees
Retirement(1) & Savings Plans	☑	☑	☑
Health & Welfare Benefits(2)	☑	☑	☑
Deferred Compensation	☑	☑
Perquisite Allowance(3)	☑
Executive Physicals	☑
Personal Use of Aircraft(4)	☑
(1)Pension plans are only provided to select employee groups hired prior to September 30, 2017. All pension plans are closed to new participants.
(2)Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability, and work life programs.
(3)Each NEO receives a perquisite allowance in lieu of other perquisites such as financial planning.
(4)Mr. Oakland uses our corporate aircraft primarily for business purposes related to productivity and safety. In limited circumstances, Mr. Oakland, and as approved by the CEO, other employees are permitted to use our corporate aircraft for personal purposes.
2022 Proxy Statement 51

Executive Compensation
Executive Compensation Decision Making Process
Role of Our Independent Advisor
For 2021, the Committee engaged Pay Governance LLC ("Pay Governance") as the Committee’s independent executive compensation advisor. Pay Governance does not provide services to the Company other than the services provided directly to the Committee. Pay Governance advises the Committee on the Company's directors and executive compensation strategies and program design as well as providing regulatory and market trend updates. Pay Governance carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of the executive leadership team, some of whom are NEOs.
Pay Governance participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. In early 2021, the Committee reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance was independent and that its work for the Compensation Committee does not raise any conflict of interest.
Evaluating and Planning Executive Compensation
The Committee routinely works with its compensation advisor to evaluate the competitiveness of our executive compensation programs. When setting annual compensation for our NEOs, the Committee balances the current state of the business with future goals of the Company. The Committee, with assistance from their independent advisor, considers peer company pay practices for comparable positions, NEO experience, tenure, scope of responsibility and performance, internal pay alignment, and succession planning.
The primary data used to evaluate our competitiveness is a publicly-traded company peer group of similarly sized companies in our industry with whom we believe we compete for executive talent (the “Peer Group”). We supplement this information with general industry survey data to benchmark those roles for whom proxy data is unavailable and to ensure we are also evaluating pay practices within the general industry competitive market. For 2021, the Committee considered both Peer Group and general industry survey data in evaluating the competitiveness of our executive compensation program.
In 2020, due to ongoing business transformation and divestitures, Pay Governance recommended a revised Peer Group to be used to evaluate the competitiveness of our executive compensation program. The private-label food manufacturing business is largely dominated by non-publicly traded companies, making the construct of an appropriate Peer Group more complex. Pay Governance utilized a detailed screening process, as illustrated below, that considered a variety of factors, such as industry, revenue, market cap and enterprise value, and business model. Each screening factor was used to further refine our group of companies to the resulting final 17 company Peer Group approved by the Committee.
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Executive Compensation

SCREEN #1: INDUSTRY (Public Companies Listed on Major US Exchanges in Consumer Staples GICS Code)

SCREEN #2: REVENUE AND MARKET CAPITALIZATION (Generally 0.2x to 2.0x Revenue and 0.25x to 4.0x Market Cap of THS)

SCREEN #3: TOTAL ENTERPRISE VALUE (TEV) AND TOTAL EMPLOYEES (Generally 0.25x to 4.0x TEV and 0.5x to 2.0x Employees)

SCREEN #4: FOCUS ON PRIVATE LABEL AND BUSINESS MODEL (Primary: Packaged Foods and Meats; Secondary: Agricultural Products, and Soft Drinks)

SCREEN #5: REASONABLENESS (Consider qualitative factors to ensure companies are appropriate for comparisons)

REVERSE PEERS	PROPOSED PEER GROUP	PEERS OF PEERS

ISS- AND GLASS LEWIS-SELECTED PEERS

In 2021, the Committee reviewed and re-approved this Peer Group to make pay decisions for 2022. The Peer Group consists of the following companies:

B&G Foods	Hershey Company	Perrigo Company plc
Campbell Soup Company	Ingredion Inc.	Pilgrim's Pride Corp.
Conagra Brands, Inc.	J. M. Smucker Company	Post Holdings, Inc.
Flowers Foods, Inc.	Lamb Weston Holdings, Inc.	Primo Water Corporation
Fresh Del Monte Produce Inc.	Lancaster Colony Corp.	Sanderson Farms, Inc.
Hain Celestial Group, Inc.	McCormick & Company, Inc.

2022 Proxy Statement 53

Executive Compensation
Stock Ownership Requirements
To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually.
Our guidelines provide that members of our executive team must meet, within five years of becoming subject to the applicable ownership requirement, specified stock ownership levels equal to a multiple of their base salary. If the ownership requirement is not satisfied within the 5-year period, the executive is required to hold at least 50% of net shares until the stock ownership guidelines are met. Shares of stock owned outright or through a trust and unvested time-based restricted stock units count towards fulfillment of the guidelines. In the Committee's last review, it was determined that all NEOs had met their stock ownership requirements or are within the five-year achievement period. The required stock ownership levels are as follows:

Position	Required Stock Ownership Level
Chief Executive Officer	6x Base Salary
Executive Vice Presidents	3x Base Salary
Senior Vice President (executive team only)	2x Base Salary
Employment Agreements and Executive Severance Plan
We have entered into an employment agreement with Mr. Oakland (and with Mr. O’Neill, which was in effect prior to his departure). All other NEOs are covered under the TreeHouse Foods, Inc. Executive Severance Plan. These arrangements provide for payments and other benefits if the NEO’s employment terminates for a qualifying reason, including termination without “Cause” or for “Good Reason,” (as defined in the agreements). The arrangements also provide for benefits upon a qualifying termination following a “Change in Control” (as defined in the agreements) of the Company. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on the last business day of the fiscal year ended December 31, 2021, is found under the heading “Potential Payments Upon Termination or Change in Control.”
We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these arrangements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. These agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
Under our Executive Severance Plan, in the event of a change in control, no severance payments are made or equity awards vested without both the change in control and termination - a double trigger construct. More details of the benefits to which our NEOs are entitled upon certain terminations of employment are summarized below under the heading, “Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Steve Oakland
In connection with his appointment as President and Chief Executive Officer of the Company, and as previously disclosed, the Company entered into an employment agreement with Mr. Oakland, effective as of March 2, 2018.
The agreement currently renews each March on an annual basis unless either party gives the other party 90 days’ advance written notice of intent not to renew the then current term. Mr. Oakland is entitled to an annual base salary of no less than $1,000,000 and is eligible to receive annual incentive bonuses with a target amount equal to 130% of his base salary. Mr. Oakland is also eligible for annual awards under the Company’s long-term incentive plan, with each annual award approximately equal in aggregate value to $5,000,000. Mr. Oakland is eligible to participate in the employee benefits plans and programs generally available to officers of the Company and is eligible for an annual perquisite allowance of $25,000.
Mr. Oakland is subject to a nondisclosure covenant regarding confidential information, a twelve-month post-termination non-competition covenant and a twelve-month post-termination non-solicitation covenant. Mr. Oakland's employment agreement does not provide for any “gross up” payment from the Company in the event that Mr. Oakland would incur excise taxes under Section 4999 of the tax code (the “Code”).

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Executive Compensation
Mr. O’Neill’s Transition Agreements
In connection with his departure, the Company entered into transition agreements with Mr. O’Neill in June of 2021. Pursuant to these agreements, Mr. O’Neill received separation benefits consistent with a termination without cause under his employment agreement. He also agreed to provide limited advisory services to the Company for a period of time following his termination date. During this period, Mr. O’Neill is acting as an advisor for the ongoing Keurig Green Mountain litigation in exchange for an annual fee of $200,000 and a contingent fee based on a percentage of any final settlement for the litigation, which will range from 0.8% to 1.2% of the gross proceeds. The agreements also include a customary release of claims and reaffirmation of Mr. O’Neill’s restrictive covenant obligations to the Company.
Recoupment of Compensation Upon Restatement of Financial Results
We have a recoupment (“clawback”) policy effective for all cash and equity based incentive awards granted on or after January 1, 2014. The policy applies to all our employees at or above the Vice President level (which includes our NEOs) and is administered by our Compensation Committee. Under the policy, if the Company is required to restate its financial statements due to material noncompliance with its financial reporting requirements under securities laws and a covered individual is determined to have knowingly and willfully engaged in conduct which was a material factor in such restatement, the Compensation Committee may seek reimbursement of any excess compensation from any cash and equity based awards granted to such covered individual in the preceding 3 years (or preceding 12 months in the case of recoupment of proceeds from the sale of shares pursuant to stock options, restricted stock units or performance share units).
Tax Impact on Executive Compensation Program Design
The tax impact of various elements of our total compensation program has been an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together the "covered officers") to $1,000,000 annually. While the Compensation Committee generally considers this limit when determining compensation, the Compensation Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).
Compensation Risk Assessment
In partnership with the independent advisor to the Committee, we annually assess our employee compensation programs to determine whether our programs appropriately balance risk/reward in our executive compensation programs and do not incentivize our employees, including the NEOs, to take excessive risks. This risk assessment is annually reviewed with the Committee and the outcome of this year's review was the determination that we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Anti-Hedging Policy
Our anti-hedging policy is disclosed on our website under “Investors”, “Governance” and “Insider Trading Policy”. Our Insider Trading Policy on page 68 of this Proxy Statement makes it clear that Section 16 persons (the Company's executive officers, members of the Board, and stockholders who possess more than 10% of the Company's common stock) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
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Executive Compensation

Report of the Compensation Committee
The Compensation Committee is comprised of Mr. Gainor, Ms. Massman, Ms. Spence, and Mr. Tyler and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Annual Meeting and incorporated by reference into the Form 10-K for the fiscal year ended December 31, 2021, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board. Jean E. Spence, Chairman John P. Gainor Jr. Linda K. Massman Jason J. Tyler
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Executive Compensation
Named Executive Officer Compensation
2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Steven Oakland Chief Executive Officer and President	2021	1,060,000	—	4,796,553	—	—	—	100,826	5,957,379
	2020	1,060,000	—	3,441,581	—	1,624,662	—	123,803	6,250,046
	2019	1,047,500	—	5,684,273	—	387,406	—	107,290	7,226,469
William J. Kelley Jr. Executive Vice President and Chief Financial Officer(7)	2021	580,479	—	1,231,262	—	—	—	28,499	1,840,240
	2020	538,333	—	535,716	—	690,098	—	27,475	1,791,622
	2019	396,363	245,000	1,173,456	—	68,697	—	16,637	1,900,153
Kristy N. Waterman Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary(8)	2021	260,938	163,375	908,470	—	—	—	118,112	1,450,895
Curt B. Craig Senior Vice President, Chief Supply Chain Officer(9)	2021	161,632	100,000	1,039,940	—	—	—	32,431	1,334,003
Mark A. Fleming Senior Vice President, Division President, Meal Preparation	2021	450,000	—	790,182	—	—	—	26,225	1,266,407
Thomas E. O’Neill Former Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary(10)	2021	297,477	—	760,352	—	—	—	2,372,699	3,430,528
	2020	594,954	—	788,078	—	1,264,204	—	32,343	2,679,579
	2019	591,111	559,715	2,559,168	—	142,468	—	28,063	3,880,525
(1)Salary includes amounts deferred under the 401(k) and Executive Deferred Compensation Plans.
(2)In order to ensure leadership stability and retention among the NEOs during the Company’s CEO and strategic transition, retention awards were made to Mr. Kelley and Mr. O'Neill in 2017 that paid out in two installments in 2018 and 2019. In addition, Ms. Waterman and Mr. Craig received new hire cash payments upon commencing employment with the Company in 2021.
(3)The awards shown in this column include performance stock unit, restricted stock unit, and accelerated performance stock unit grants under the TreeHouse Foods, Inc. Equity and Incentive Plan in 2019 and performance stock unit and restricted stock unit grants in 2020 and 2021. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718. Due to the uncertainty in 2020 and 2021, we chose to not set a three year performance goal for our financial performance stock units, but rather will set annual goals for each of the three years in the performance cycle at the beginning of each year and a cumulative goal for the 2020 grant. In 2021 we introduced a new design with three one year measurement periods for our financial performance metrics and a three year measurement period for our new r-TSR performance metric.
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Executive Compensation

Name	2021 Tranche of 2020 PSUs ($)	2021 Tranche of 2021 Fin PSUs ($)	2021 r-TSR PSUs ($)	2021 RSUs ($)	Total Stock Awards
Steven Oakland	821,593	662,508	662,474	2,649,978	4,796,553
William J. Kelley Jr.	127,903	110,331	110,333	882,694	1,231,261
Kristy N. Waterman	—	—	—	908,470	908,470
Curt B. Craig	—	—	—	1,039,941	1,039,941
Mark A. Fleming	87,166	70,315	70,282	562,419	790,182
Thomas E. O'Neill	188,139	95,390	95,366	381,457	760,352

Therefore, our performance stock unit awards earned based on the achievement of financial performance metrics, have a grant date fair value for financial accounting purposes for the portion of the award subject to the current year performance criteria only. The portion of the 2021 award based on the achievement of r-TSR has a grant date fair value for financial accounting purposes for the full portion of that award. The plan design change from 2020 to 2021 resulted in an increase in the grant date fair value due to the financial accounting requirements even though the target awards to the NEOs were unchanged. The performance stock units awarded in 2021 were 49,423 for Mr. Oakland, 8,201 for Mr. Kelley, 5,225 for Mr. Fleming and 7,089 for Mr. O'Neill. If maximum performance is achieved for the 2020 and 2021 performance stock units subject to 2021 performance criteria, the aggregate grant date fair value in the Stock Awards column is as detailed below.

Name	Fiscal Year of Grant	Grant Date Fair Value (Target Performance)	Grant Date Fair Value (Maximum Performance)
Steven Oakland	2021	1,324,982	2,318,726
	2020	821,593	1,643,186
William J. Kelley Jr.	2021	220,664	386,191
	2020	127,903	255,806
Kristy N. Waterman	—	—	—
Curt B. Craig	—	—	—
Mark A. Fleming	2021	140,597	246,053
	2020	87,166	174,332
Thomas E. O'Neill	2021	190,756	333,829
	2020	188,139	376,278
(4)The amounts in this column reflect the earned awards under our Annual Incentive Plan (“AIP”). Because the Company did not meet certain performance targets, no payments were made under our AIP in 2021. For more information on the AIP, see “Our Performance-Based Compensation Structure – Annual Incentives”.
(5)None the NEOs have pension benefits or participate in the deferred compensation plan.
(6)The following table shows “All Other Compensation” amounts for 2021 for the NEOs. These include cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, life insurance premiums, matching contributions under the Company’s 401(k) plan, relocation, separation payments and consulting fees for former employees as detailed below:
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Name	Perquisite Allowance ($)	Personal Aircraft Usage ($)(11)	Life Insurance ($)	401(k) Company Match ($)	Relocation ($)	Separation Payments ($)(12)	Total ($)
Steven Oakland	25,000	53,307	8,019	14,500	—	—	100,826
William J. Kelley Jr.	10,000	—	3,999	14,500	—	—	28,499
Kristy N. Waterman	10,000	—	328	—	107,784	—	118,112
Curt B. Craig	10,000	—	686	—	21,746	—	32,432
Mark A. Fleming	10,000	—	1,725	14,500	—	—	26,225
Thomas E. O'Neill	10,000	—	4,040	14,500	—	2,344,159	2,372,699
(7)Mr. Kelley was promoted to Chief Financial Officer on February 13, 2020.
(8)Ms. Waterman commenced employment with the Company on July 1, 2021 as the Company’s Executive Vice President, General Counsel and Corporate Secretary. Ms. Waterman was appointed as the Company’s Chief Human Resources Officer on December 31, 2021.
(9)Mr. Craig commenced employment with the Company on August 30, 2021 as the Company's Senior Vice President, Chief Supply Chain Officer.
(10)Mr. O'Neill separated from the Company on June 30, 2021, at which time Mr. O'Neill transitioned to a special advisor role.
(11)The value of personal aircraft usage reported represents the incremental cost to the Company for the personal use of private aircraft based on the direct variable operating cost per hour of flight incurred by the Company for such use (including empty plane miles if applicable). These variable costs primarily include items such as fuel charges, maintenance, crew expenses, supplies, and catering.
(12)Includes $2,260,826 in severance for Mr. O'Neill and $83,333 in advisory fees.
Grants of Plan Based Awards in 2021

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Steven Oakland	AIP(1)	1/1/2021	—	1,378,000	2,756,000	—	—	—	—	—	—	—
	Annual RSU(2)	3/31/2021	—	—	—	—	—	—	50,727	—		2,649,978
	2020 PSU(3)	3/12/2021	—	—	—	7,795	15,590	31,180	—	—	—	821,593
	2021 Fin PSU(3)	3/31/2021	—	—	—	6,341	12,682	25,364	—	—	—	662,508
	202 r-TSR PSU(3)	3/31/2021	—	—	—	5,599	11,198	16,797	—	—	—	662,474
William J. Kelley Jr.	AIP(1)	1/1/2021	—	464,383	928,767	—	—	—	—	—	—	—
	Annual RSU(2)	3/31/2021	—	—	—	—	—	—	8,448	—	—	441,324
	2020 PSU(3)	3/12/2021	—	—	—	1,214	2,427	4,854	—	—	—	127,903
	2021 Fin PSU(3)	3/31/2021	—	—	—	1,056	2,112	4,224	—	—	—	110,331
	2021 r-TSR PSU(3)	3/31/2021	—	—	—	933	1,865	2,796	—	—	—	110,333
	RSU(2)	12/29/2021	—	—	—	—	—		11,026	—	—	441,371
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Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Kristy N. Waterman	AIP(1)	1/1/2021	—	195,703	391,406	—	—	—	—	—	—	—
	RSU(2)	7/30/2021	—	—	—	—	—	—	12,263	—	—	544,477
	RSU(2)	12/29/2021	—	—	—	—	—	—	9,093	—	—	363,993
Curt B. Craig	AIP(1)	1/1/2021	—	121,224	242,448	—	—	—	—	—	—	—
	RSU(2)	9/1/2021	—	—	—	—	—	—	19,351	—	—	743,078
	RSU(2)	12/29/2021	—	—	—	—	—	—	7,416	—	—	296,862
Mark A. Fleming	AIP(1)	1/1/2021	—	337,500	675,000	—	—	—	—	—	—	—
	Annual RSU(2)	3/31/2021	—	—	—	—	—	—	5,383	—	—	281,208
	2020 PSU(3)	3/12/2021	—	—	—	827	1,654	3,308	—	—	—	87,166
	2021 Fin PSU(3)	3/31/2021	—	—	—	673	1,346	2,692	—	—	—	70,315
	2021 r-TSR PSU(3)	3/31/2021	—	—	—	594	1,188	1,782	—	—	—	70,282
	RSU(2)	12/29/2021	—	—	—	—	—	—	7,025	—	—	281,211
Thomas E. O'Neill	AIP(1)	1/1/2021	—	267,729	535,459	—	—	—	—	—	—	—
	Annual RSU(2)	3/31/2021	—	—	—	—	—	—	7,302	—	—	381,456
	2020 PSU(3)	3/12/2021	—	—	—	1,785	3,570	7,140	—	—	—	188,139
	2021 Fin PSU(3)	3/31/2021	—	—	—	913	1,826	2,739	—	—	—	95,390
	2021 r-TSR PSU(3)	3/31/2021	—	—	—	806	1,612	2,418	—	—	—	95,366
(1)The amounts shown reflect the possible payout range under our 2021 Annual Incentive Plan (AIP), which are payable in cash. The AIP is the Company's annual bonus plan that is based on the Company’s achievement of financial performance and strategic objectives. For the actual amounts earned pursuant to the AIP for 2021, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a detailed discussion of the AIP, including targets and plan mechanics, see “Our Performance-Based Compensation Structure – Annual Incentives.” Payouts can range from 0% -200%. Awards under the AIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.
(2)Consist of restricted stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan that, except with regard to the December 29, 2021 RSUs, vest in three equal installments commencing on the first anniversary of the grant date, subject to the grantee’s continued employment with the Company from the grant date through each vesting date. Ms. Waterman's 7/30/2021 and Mr. Craig's 9/1/2021 awards represent sign-on equity grants. The December 29, 2021 RSUs will vest in three equal installments on each of the six, twelve and eighteen month anniversaries following the grant date. The value of the RSU award at vesting will depend on the closing price of the Company’s common stock on each vesting date. For more information regarding the RSU award, see “Our Performance-Based Compensation Structure – Long-Term Incentives – Restricted Stock Units.”
(3)Consist of performance stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan. For a discussion of the awards, including targets and plan mechanics, see the Compensation Discussion and Analysis. Goals are set annually for the 2020-2022 and 2021-2023 performance awards. Therefore, our performance stock unit awards do not have a grant date fair value for financial accounting purposes except for that portion of the award subject to the current year performance criteria. The table reflects the portions of the 2020 and 2021 performance stock unit awards subject to 2021 performance criteria. The threshold assumes the minimum performance level necessary to generate an award.
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Outstanding Equity Awards at 2021 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven Oakland						3/29/2019	14,677	594,859
						3/29/2019			44,030	1,784,536
						3/31/2020	41,574	1,684,994
						3/31/2020			62,361	2,527,491
						3/31/2021	50,727	2,055,965
						3/31/2021			49,243	1,995,819
William J. Kelley Jr.	8/31/2016	4,390		94.73	8/31/2026	2/19/2019			2,266	91,841
	3/31/2017	5,180		84.66	3/31/2027	3/29/2019	1,083	43,894
						3/29/2019			3,250	131,723
						11/11/2019	2,323	94,151
						3/31/2020	6,471	262,270
						3/31/2020			9,707	393,425
						3/31/2021	8,488	342,397
						3/31/2021			8,201	332,387
						12/29/2021	11,026	446,884
Kristy N. Waterman						7/30/2021	12,263	497,019
						12/29/2021	9,093	368,539
Curt B. Craig						9/1/2021	9,065	367,404
						9/1/2021	10,286	416,892
						12/29/2021	7,416	300,570
Mark A. Fleming	2/1/2016	2,130		79.94	2/1/2026	2/19/2019			4,848	196,489
	6/27/2016	2,440		98.28	6/27/2026	3/29/2019	1,557	63,105
	3/31/2017	2,560		84.66	3/31/2027	3/29/2019			4,670	189,275
						3/31/2020	4,412	178,818
						3/31/2020			6,618	268,228
						3/31/2021	5,383	218,173
						3/31/2021			5,225	211,769
						12/29/2021	7,025	284,723
Thomas E. O'Neill	6/27/2012	15,580		61.41	6/27/2022	2/19/2019			6,988	283,224
	6/27/2013	14,730		65.97	6/27/2023	3/29/2019			8,400	340,452
	6/27/2014	15,720		79.89	6/27/2024	3/31/2020			7,140	289,384
	6/26/2015	17,310		76.30	6/26/2025	3/31/2021			1,181	47,866
	6/27/2016	15,900		98.28	6/27/2026
	3/31/2017	15,870		84.66	6/30/2026
(1)Options vest annually in three equal installments beginning on the first anniversary of the grant date.
(2)Restricted stock units vest annually in three equal installments beginning on the first anniversary of the grant date, except the December 29, 2021 RSUs that vest in three equal installments on each of the six, twelve and eighteen month anniversaries following the grant date.
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(3)Performance share units vest on the third anniversary of the grant. Awards earned can range from 0%-200% with all amounts in the table at target. Accelerated Performance Awards granted on 2/19/2019 vest in three equal installments on the first, second and third anniversaries of the grant. Awards are performance-contingent and amounts in the table represent the maximum that can be earned.
Option Exercises and Stock Vested in 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Steven Oakland	—	—	150,644	8,076,168
William J. Kelley Jr.	—	—	9,358	452,036
Kristy N. Waterman	—	—	—	—
Curt B. Craig	—	—	—	—
Mark A. Fleming	—	—	7,806	409,743
Thomas E. O'Neill	—	—	19,229	986,603
(1)The value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise.
(2)Represents the vesting of restricted stock unit awards granted in 2018, 2019, and 2020 and the accelerated performance awards granted in 2019 and earned based on 2020 performance for Mr. Kelly Jr, Mr. Fleming and Mr. O'Neill.
(3)The value realized on vesting is the number of shares, multiplied by the fair market value of the shares at the time of vesting.
2021 Non-Qualified Deferred Compensation
Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of up to 100% of eligible salary and/or bonus payments on a tax deferred basis. Deferred amounts are credited with earnings or losses based on the rate or return of mutual funds selected by the participants in the Plan. We do not "match" amounts that are deferred by employees in the Deferred Compensation Plan.
Distributions are paid either upon termination of employment or at a specified date (at least 2 years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts when due. When such payments are due to employees, the cash will be distributed from the Company's general assets.
None of our NEOs participated in the Deferred Compensation Plan in 2021.
Retirement Plans
None of the NEOs are eligible to participate in a defined benefit pension plan. The Company does offer a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution. All NEOs other than Ms. Waterman and Mr. Craig were participants in the 401(k) plan in 2021.
401(k) Plan
The TreeHouse Foods 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and/or Roth after-tax contributions, up to the first 5% of eligible compensation. Employees are permitted to contribute up to 80% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 80% of eligible compensation as after-tax contributions, subject to IRS limits.
Potential Payments Upon Termination or Change in Control
Benefits upon termination are provided for in either an Executive’s individual employment agreement (Mr. Oakland) or the Executive Severance Plan (other NEOs). The rights upon termination of Executive’s employment depend upon the circumstance of the termination.

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Termination Without Change in Control
Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and the Severance Plan:
Cause: Under the individual employment agreements for Mr. Oakland, as well as under the Severance Plan, a termination for “Cause” may occur if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.
•Payments: Under the individual employment agreements and the Severance Plan, an NEO is not eligible for any severance benefits in the event of a termination for Cause.
Good Reason: Under the terms of his employment agreement, Mr. Oakland may terminate his employment for “Good Reason” if there is an assignment of duties that is materially inconsistent with his position, a reduction in compensation, or certain other actions specified in the agreement. Under the terms of the Severance Plan (applies to all other NEOs), the participant is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if there is a reduction in compensation other than a reduction of no more than ten percent (10%) which applies to all Executive Officers of the Company, or a call for relocation. Following a Change in Control, Good Reason shall also include a material reduction in the Executive’s duties and responsibilities, or the assignment of duties and responsibilities that are materially inconsistent with the Executive’s duties.
Payments following an involuntary termination without Cause or a voluntary termination for Good Reason:
•Mr. Oakland: Two times base salary and target bonus plus continuation of certain health and welfare benefits for up to two years.
•Other NEOs as covered under the Executive Severance Plan: Base salary and target bonus plus continuation of certain health and welfare benefits for up to one year.
The employment agreements and Executive Severance Plan require, as a precondition to the receipt of these payments, that the NEOs sign a standard form of release in which the NEO waives all claims that the NEO might have against us and certain associated individuals and entities. The NEO’s employment agreements also include non-compete and non-solicit provisions that would apply for a period of one year following the NEO’s termination of employment, and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment. The Executive Severance Plan includes non-solicit provisions.
Termination Following a Change in Control
Payments following a termination without Cause or resignation for Good Reason (as defined above) within a 24-month period immediately following a change-in-control of the Company:
•Mr. Oakland will receive three times the amount of base salary and target bonus plus continuation of certain health and welfare benefits for up to three years.
•Other NEOs as covered under the Executive Severance Plan: Two times base salary and target bonus plus the continuation of certain health and welfare benefits for two years.
The individual employment agreements and the Executive Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the Code.

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Executive Compensation
Treatment of Equity Awards
The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity and Incentive Plan.
In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no unvested options shall become vested or exercisable, nor will unvested restricted stock or restricted stock units vest. For performance unit awards, the NEO shall receive accrued awards plus a pro rata portion of the award (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated without Cause by the Company.
In the event of a change in control, the Equity and Incentive Plan provides that each outstanding award may be assumed by the acquirer or replaced with an economically equivalent award. Any such assumed or replaced award will vest in full if a participant’s employment is terminated without Cause or due to Good Reason within the 24 months following the change in control. Performance conditions applicable to performance-based awards that are assumed or replaced will be deemed satisfied at the greater of target or actual performance through the date of the change in control, and such awards will be subject only to vesting based on the passage of time for the remainder of the original performance period. If the acquirer does not assume outstanding awards or replace outstanding awards with economically equivalent awards, such awards will be treated as follows: (i) unvested stock options will become fully vested; (ii) the restrictions on the restricted stock and restricted stock units will lapse, and (iii) performance units will be canceled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value. The Compensation Committee may instead provide that outstanding awards that are not assumed or substituted with economically equivalent awards in connection with a change in control will be canceled in exchange for a cash payment.
In the event of death or disability, unvested options will become fully vested, and upon death, disability or retirement, a pro rata portion of the restricted stock and restricted stock units that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse. All unvested stock options, restricted stock and restricted stock unit awards will be forfeited for any other reason of termination. For the performance units, the NEO shall receive accrued awards plus a pro-rata portion of the award (based on number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated due to death, disability, or retirement.

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Treatment of Annual Incentives
In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no portion of the Annual Incentive Award will be received by the NEO.
In the event of death, disability, or retirement, the NEO will receive a pro-rata portion of the Annual Incentive Award (based on the number of days served during the performance period divided by the length of the performance period).
In the event of a change in control without termination, no portion of the Annual Incentive Award will be received by the NEO.
The following tables illustrate the payouts to each NEO under each of the various separation and change in control situations. The tables assume that the events took place on the last business day of the fiscal year ended December 31, 2021. Some of the NEOs may be subject to the "best net" provision in an Involuntary Termination without Cause or resignation for Good Reason following a Change in Control.

Name of Participant: Steven Oakland

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(2)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	4,876,000	—	—	7,314,000	—
Annual Incentives	—	—	1,378,000	—	—
Restricted Stock Units	—	—	1,592,012	4,335,818	4,335,818
Performance Units & Cash(1)	2,350,267	—	2,350,267	4,523,310	4,523,310
Welfare Benefits	28,810	—	—	43,214	—
TOTAL	7,255,077	—	5,320,279	16,216,342	8,859,128

Name of Participant: William J. Kelley Jr.

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(2)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	1,059,300	—	—	2,118,600	—
Annual Incentives	—	470,800	470,800	—	—
Restricted Stock Units	—	224,693	224,693	1,189,596	1,189,596
Performance Units & Cash(1)	373,079	373,079	373,079	725,811	725,811
Welfare Benefits	16,784	—	—	33,568	—
TOTAL	1,449,163	1,068,572	1,068,572	4,067,575	1,915,407
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Name of Participant: Kristy N. Waterman

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(2)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	962,500	—	—	1,925,000	—
Annual Incentives	—	—	412,500	—	—
Restricted Stock Units	—	—	69,030	865,559	865,559
Performance Units & Cash(1)	—	—	—	—	—
Welfare Benefits	19,630	—	—	39,259	—
TOTAL	982,130	—	481,530	2,829,818	865,559

Name of Participant: Curt B. Craig

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(2)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	831,250	—	—	1,662,500	—
Annual Incentives	—	—	356,250	—	—
Restricted Stock Units	—	—	87,144	1,084,867	1,084,867
Performance Units & Cash(1)	—	—	—	—	—
Welfare Benefits	18,242	—	—	36,485	—
TOTAL	849,492	—	443,394	2,783,852	1,084,867

Name of Participant: Mark A. Fleming

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(2)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	787,500	—	—	1,575,000	—
Annual Incentives	—	—	337,500	—	—
Restricted Stock Units	—	—	168,932	744,820	744,820
Performance Units & Cash(1)	249,408	—	249,408	479,997	479,997
Welfare Benefits	18,158	—	—	36,317	—
TOTAL	1,055,066	—	755,840	2,836,134	1,224,817
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(1)Performance share units are represented based upon attainment of target performance.
(2)Mr. Kelley is retirement eligible under the Annual Incentive and Equity and Incentive Plans, and is therefore eligible to receive a pro-rated portion of the annual incentive, restricted stock units, and performance unit/cash awards.
CEO Pay Ratio
Our CEO pay ratio, calculated in accordance with the requirements set for in Item 402(u) of Regulation S-K, is 95:1.
•Mr. Oakland's total annual compensation was $5,969,207; and
•Our median employee was a full-time, hourly, United States based employee with total annual compensation of $62,770.
TreeHouse Foods is a global private-label food manufacturer with 10,056 employees, excluding the CEO, as of October 1, 2021. Our median employee was identified using the Company's global full-time, part-time, temporary, and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in Italy (90 total employees excluded, which is less than 1% of our total workforce).
We then measured compensation for the period beginning January 1, 2021 and ending on December 31, 2021 for the remaining employees. Each employee's 2021 earnings (gross pay) was used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2021 and therefore not employed for the full measurement period.
After identifying the median employee, we calculated that employee's total annual compensation in the same manner as for the NEOs in the 2021 Summary Compensation Table ("SCT") and added the value of non-discriminatory benefits. The annual total compensation of our Chief Executive Officer and President, Mr. Oakland, is his total compensation from the SCT plus the value of non-discriminatory benefits.
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Insider Trading Policy
An excerpt from the Company’s Insider Trading Policy regarding hedging of Company securities is set forth below:
Scope of Policy
Persons Covered. This Insider Trading Policy (this “Policy”) applies to all directors, officers, associates, employees, agents and consultants of the Company and any subsidiaries and affiliated companies. In this Policy, references to “you” include:
•your family members who reside with you;
•anyone else who lives in your household;
•any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in securities);
•any person to whom you have disclosed material, nonpublic information; and
•any person acting on your behalf or on behalf of any individual listed above.
You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy.
Securities Covered. Although it is most likely that the "material, nonpublic information" you possess will relate to the common stock of the Company, the Company may from time to time issue other securities that are publicly traded and, therefore, subject to this Policy. In addition, this Policy applies to purchases and sales of the securities of other entities, including customers or suppliers of the Company and entities with which the Company may be negotiating major transactions (such as an acquisition, investment or sale of assets). Information that is not material to the Company may nevertheless be material to those entities.
Other Trading Restrictions
The Company considers it improper and inappropriate for you to engage in short-term or speculative transactions in Company securities or in other transactions in Company securities that may lead to inadvertent violations of the U.S. insider trading laws. Accordingly, your transactions in Company securities are subject to the following guidance.
Short Sales. You may not engage in short sales of Company securities (sales of securities that are not then owned), including a "sale against the box" (a sale with delayed delivery).
Publicly Traded Options. You may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.
Standing Orders. Standing orders should be used only for a very brief period of time. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material, nonpublic information may result in unlawful insider trading even if the standing order was placed at a time when you did not possess material, nonpublic information.
Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. You may not have control over these transactions as the securities may be sold at certain times without your consent. A margin or foreclosure sale that occurs when you are aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading. Because of this danger, you may not hold Company stock in a margin account or pledging Company securities as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during the year ended December 31, 2021, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2021.
68 2022 Proxy Statement

Audit Matters

Proposal 3 -	Ratification of the Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for fiscal year 2021 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2022. A representative of Deloitte & Touche LLP will attend the Annual Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.
Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.
The affirmative vote of a majority of the votes cast is required to approve this Proposal 3.
For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2020 and 2021, see “Fees Billed by Independent Registered Public Accounting Firm” on page 70 in this Proxy Statement.

The Board and Audit Committee recommend that stockholders vote FOR the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proxies solicited by the Board will be voted for the ratification of the selection of our independent registered public accounting firm unless stockholders specify a contrary vote.

Selection of Independent Registered Public Accounting Firm
The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Deloitte & Touche LLP’s integrity, controls and processes to ensure Deloitte & Touche LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, external data on audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on Deloitte & Touche LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.
2022 Proxy Statement 69

Audit Matters
Fees Billed by Independent Registered Public Accounting Firm
The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2020 and 2021:

	2020 ($)	2021 ($)
Audit Fees(1)	4,086,238	3,934,847
Audit-Related Fees(2)	1,129,600	745,802
Tax Fees(3)	202,669	121,997
All Other Fees(4)	—	—
Total Fees	5,418,507	4,802,646
(1)Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q.
(2)Audit-related fees include due diligence services related to acquisitions and divestitures and procedures related to various other audit and special reports.
(3)Tax fees include professional services in connection with tax compliance and advice.
(4)All other fees include fees for other services billed that are not included in the above categories.
Pre-Approval Policy
The Audit Committee pre-approved all of the services in 2020 and 2021 under the audit fees, audit-related fees, tax fees, and all other fees above in accordance with the pre-approval policies described below under the heading “Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.
70 2022 Proxy Statement

Audit Matters
Report of the Audit Committee
The Audit Committee is currently composed of five independent directors, Messrs. Hunter, Buchanan, Tuchman, Tyler, and Ms. Rahman, and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Audit Committee is responsible for overseeing and monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, systems of internal control over financial reporting, compliance with legal and regulatory financial accounting requirements, audits of the Company’s financial statements, and review of the performance of the Audit Committee. The Audit Committee also regularly receives and reviews reports from the third party whistleblower hotline provider.
The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance of the independent registered public accounting firm.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with applicable requirements of the PCAOB and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters required by the applicable requirements of the PCAOB and the SEC, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
Based on the Audit Committee’s aforementioned discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the requirements of the New York Stock Exchange and the Exchange Act, pertaining to de minimis exceptions.

This report is respectfully submitted by the Audit Committee of the Board. Mark R. Hunter, Chairman Ashley Buchanan Jill A. Rahman Kenneth I. Tuchman Jason J. Tyler

2022 Proxy Statement 71

Stock Ownership
Holdings of Management
The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 518,230 shares of Common Stock or approximately 0.9% of the 55,993,466 outstanding shares of Common Stock as of April 15, 2022 (see “Security Ownership of Management”).
Our anti-hedging policy is disclosed on our website under “Investors”, “Governance” and “Insider Trading Policy.” Our Insider Trading Policy on page 68 of this Proxy Statement makes it clear that Section 16 persons (our executive officers and Board) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
Security Ownership of Management
The following table sets forth, as of the close of business on April 15, 2022, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director and director nominee of the Company, (ii) the NEOs, and (iii) all executive officers, directors, and director nominees as a group. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. No director or NEO beneficially owned 1% or more of the 55,993,466 outstanding shares of Common Stock as of April 15, 2022.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Stock Options (#)(1)	Stock Options Currently Exercisable and Exercisable Within 60 Days After April 15, 2022 (#)	Deferred RSU (#) (2)	Total (#)
Directors, Director Nominees, and Named Executive Officers:
Steven Oakland	177,776	—	—	177,776
Ashley Buchanan	5,796	—	—	5,796
John P. Gainor Jr.	16,682	—	—	16,682
Mark R. Hunter	6,883	—	—	6,883
Linda K. Massman	17,803	—	—	17,803
Scott D. Ostfeld(7)	—	—	—	—
Jill A. Rahman	5,796	—	—	5,796
Ann M. Sardini	20,430	—	6,983	27,413
Joseph E. Scalzo(7)	—	—	—	—
Jean E. Spence	2,022	—	9,563	11,585
Kenneth I. Tuchman	4,182	—	—	4,182
Jason J. Tyler	2,680	—	6,883	9,563
William J. Kelley Jr.	18,301	9,570	—	27,871
Thomas E. O'Neill(5)	100,691	47,555	—	148,246
Kristy N. Waterman	—	—	—	—
Curt B. Craig(6)	—	—	—	—
Mark A. Fleming	21,494	7,130	—	28,624
All directors and executive officers as a group (22 persons)(3)(4)	413,903	80,898	23,429	518,230
72 2022 Proxy Statement

Stock Ownership
(1)This column includes the following shares that directors and executive officers have a right to acquire within 60 days after April 15, 2022 related to the vesting of restricted stock units: Mr. Buchanan 3,600 shares; Mr. Gainor 3,600 shares; Mr. Hunter 3,600 shares; Ms. Massman 3,600 shares; Ms. Rahman 3,600 shares; Ms. Sardini 3,600 shares; and Mr. Tuchman 3,600 shares.
(2)This column includes the number of vested restricted stock units, deferred until termination of service from the Board. This column also includes the following deferred restricted stock units that directors have a right to acquire within 60 days after April 15, 2022: 3,600 shares for each of Ms. Spence and Mr. Tyler.
(3)This group includes, in addition to those individuals named in the table, Messrs. Haye, Landry, Lewis, Philip, and Smith.
(4)The total represents approximately 0.9% of the shares of Common Stock outstanding at the close of business of April 15, 2022.
(5)Represents the ending share ownership for Mr. O'Neill as of June 30, 2021, his date of separation from the Company.
(6)Represents the ending share ownership for Mr. Craig as of February 14, 2022, his date of separation from the Company.
(7)Scott D. Ostfeld and Joseph E. Scalzo joined the Board on April 12, 2022 and April 18, 2022, respectively.
Persons Owning More than Five Percent of the Company's Common Stock
The following table sets forth, as of the close of business on April 15, 2022, certain information with respect to the beneficial ownership of common stock beneficially owned by each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than five percent of the outstanding Common Stock. The percentage calculations set forth in the table below are based on the 55,993,466 outstanding shares of Common Stock as of April 15, 2022, rather than the percentages set forth in the stockholders’ filings with the SEC.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Class
T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	(1)	9,499,610	17.0%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	(2)	8,780,765	15.7%
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	(3)	6,551,834	11.7%
JANA Partners LLC 1330 Avenue of the Americas, 31st Floor New York, New York 10019	(4)	5,131,097	9.2%
(1)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. that (i) T. Rowe Price Associates, Inc. beneficially owns 9,499,610 shares of our Common Stock; (ii) T. Rowe Price Associates, Inc. has (A) sole voting power as to 3,541,375 shares, (B) no shared voting power, (C) sole dispositive power as to 9,499,610 shares, and (D) no shared dispositive power; (iii) T. Rowe Price Mid-Cap Growth Fund, Inc. is the beneficial owner of 3,390,500 shares of our Common Stock; and (iv) T. Rowe Price Mid-Cap Growth Fund, Inc. has (A) sole voting power as to 3,390,500 shares, (B) no shared voting power, (C) no sole dispositive power, and (D) no shared dispositive power.
(2)We have been informed pursuant to the Schedule 13G/A filed with the SEC on January 28, 2022 by BlackRock, Inc. ("BlackRock") that (i) BlackRock beneficially owns $8,780,765 shares of our Common Stock; and (ii) BlackRock has (A) sole voting power as to 8,638,352 shares, (B) no shared voting power, (C) sole dispositive power as to 8,780,765 shares, and (D) no shared dispositive power.
(3)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 6,551,834 shares of our Common Stock; (ii) Vanguard has (A) no sole voting power, (B) shared voting power as to 50,588 shares, (C) sole dispositive power as to 6,452,764 shares, and (D) shared dispositive power as to 99,070 shares.
(4)We have been informed pursuant to the Schedule 13D/A filed with the SEC on April 12, 2022 by JANA that (i) JANA is the beneficial owner of 5,131,097 shares of our Common Stock; (ii) JANA has (A) sole voting power as to 5,131,097 shares, (B) no shared voting power, (C) sole dispositive power as to 5,131,097 shares, and (D) no shared dispositive power.
2022 Proxy Statement 73

Stock Ownership
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2021, except with respect to one Form 4 for Mr. Sean Lewis (one reporting transaction), due to an unanticipated delay in obtaining the reporting person's EDGAR filing codes.
74 2022 Proxy Statement

Summary of the Annual Meeting
We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, employees, directors, and communities, the Annual Meeting will be held in a virtual-only format. The Annual Meeting will take place on Thursday, May 26, 2022, at 9:00 a.m. Central Daylight Time, via a live webcast accessible at https://viewproxy.com/treehousefoods/2022/VM, for the purpose of considering and acting upon the matters specified in this Proxy Statement and the accompanying notice of annual meeting of stockholders. While there will be no physical location for in-person attendance at the Annual Meeting, we designed the format of this year’s virtual Annual Meeting to provide our stockholders of record and beneficial owners of shares who pre-register for and attend the Annual Meeting online through the live webcast with rights and opportunities to participate similar to those they would have at an in-person meeting. This Proxy Statement is being sent to stockholders on or about April 27, 2022.
Who May Vote
If you are a stockholder of record on April 19, 2022, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Annual Meeting. If you are the beneficial owner of shares held in “street name” on April 19, 2022 through a bank, broker or other nominee that is the record holder of those shares, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy.
How To Vote
Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. You may vote by proxy or, at the virtual Annual Meeting, by electronic ballot. Whether or not you plan to attend the Annual Meeting through the live webcast, you are encouraged to read the Proxy Statement and vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
If you hold your shares as a stockholder of record:
•Voting Before the Meeting: You may vote your shares by proxy by following the instructions provided on the enclosed proxy card for voting over the phone or via the Internet or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.
•Voting at the Meeting: Alternatively, you may vote your shares by electronic ballot at the Annual Meeting if you attend the virtual Annual Meeting through the live webcast by following the instructions set forth below under “How to Attend the Annual Meeting—Stockholders of Record” and “How to Attend the Annual Meeting—How to Access the Annual Meeting.”
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares:
•Voting Before the Meeting: Please follow the instructions you received from the holder of record to vote those shares by proxy.
•Voting at the Meeting: Alternatively, you may vote those shares by electronic ballot at the Annual Meeting if (i) you attend the virtual Annual Meeting by following the instructions set forth below under “How to Attend the Annual Meeting—Beneficial Owners” and “How to Attend the Annual Meeting—How to Access the Annual Meeting” and (ii) you obtain a legal proxy from the record holder of those shares and submit that legal proxy when voting online during the Annual Meeting.
You are encouraged to vote by proxy in advance of the Annual Meeting and return your proxies by Internet or by telephone, given the circumstances relating to COVID-19, and we encourage you to vote as early as possible to avoid any processing delays. If you have already voted by proxy, you do not need to vote by electronic ballot at the Annual Meeting, unless you intend to change your vote.

2022 Proxy Statement 75

Summary of the Annual Meeting
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

Giving Specific Voting Instructions
Stockholders of Record
If your proxy card is properly returned as directed on the proxy card, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy card but do not give specific instructions, your shares will be voted as follows:
•FOR the election of each of the three nominees for director set forth herein;
•FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation”;
•FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022; and
•with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in the discretion of the persons voting the respective proxies.
The Board does not intend to bring any matters before the Annual Meeting except those indicated in this Proxy Statement and the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in their discretion on such matters.
Beneficial Owners
If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange (the “NYSE”).
Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposal concerning the ratification of the independent registered public accounting firm (Proposal 3) is discretionary. All other proposals to be voted on at the Annual Meeting are non-discretionary and, accordingly, cannot be voted upon without your instruction.

How to Attend the Annual Meeting
The Annual Meeting will be held in a virtual-only format through a live webcast at https://viewproxy.com/treehousefoods/2022/VM.
Stockholders of TreeHouse as of the close of business on April 19, 2022, the record date, or those that hold a valid legal proxy for the meeting, are entitled to participate in and ask questions at the Annual Meeting. All stockholders wishing to attend the Annual Meeting through the live webcast must pre-register no later than 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022.
76 2022 Proxy Statement

Summary of the Annual Meeting
Stockholders of Record
Stockholders of record as of the record date may pre-register to attend the Annual Meeting through the live webcast by visiting the website https://viewproxy.com/treehousefoods/2022/VM. Please have your proxy card containing your control number available and follow the instructions on the website to complete your registration request. After pre-registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to pre-register to participate in the Annual Meeting through the live webcast must be received no later than 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022.
Beneficial Owners
Stockholders whose shares are held through a bank, broker or other nominee as of the record date may pre-register to attend the Annual Meeting through the live webcast by visiting the website https://viewproxy.com/treehousefoods/2022/VM. Please have your voting instruction form or other communication containing your control number available and follow the instructions on the website to complete your registration request. After pre-registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to pre-register to participate in the Annual Meeting through the live webcast must be received no later than 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022.
In addition to pre-registering, if you are a beneficial owner of shares held through a bank, broker or other nominee and you wish to vote your shares online during the virtual Annual Meeting, rather than submitting your voting instructions before the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy that you must submit when voting online during the Annual Meeting.
How to Access the Annual Meeting
The live webcast of the Annual Meeting will be available at https://viewproxy.com/treehousefoods/2022/VM for stockholders who have pre-registered for the Annual Meeting by 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022, 24 hours before the 9:00 a.m. Central Daylight Time start time of the Annual Meeting on Thursday, May 26, 2022.
We encourage you to access the Annual Meeting webcast at least 15 minutes before it begins. Online check-in will start at approximately 8:30 a.m. Central Daylight Time on May 26, 2022.
Beginning approximately 30 minutes prior to, and during, the Annual Meeting, we will have technical support available to assist stockholders who have pre-registered for the Annual Meeting with any technical difficulties they may have accessing and participating in the Annual Meeting webcast. If you have pre-registered for the Annual Meeting, e-mail and phone support information will be provided in the registration reminder e-mail you will receive 24 hours prior to the scheduled meeting start time and also available on the virtual meeting login page if you encounter any difficulty. We encourage you to utilize the FAQs and System Test link found in your confirmation and reminder e-mails to view the minimum system requirements and to test your system prior to the Annual Meeting. That link will also be available on the Annual Meeting login page beginning 30 minutes prior to the scheduled meeting start time.
Asking Questions at the Annual Meeting
Stockholders attending the Annual Meeting through the live webcast may submit questions during the Annual Meeting by typing them in the “Ask a Question” box that will be available on the meeting website. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during our Annual Meeting, subject to time constraints.
Quorum
Stockholders of record may vote their proxies by telephone, the Internet, or mail. By using your proxy to vote in one of these ways, you authorize any of the three officers whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote online during the Annual Meeting must be present virtually via webcast or represented by proxy to constitute a quorum. Of course, if you attend the Annual Meeting through the live webcast, you may vote by electronic ballot by following the instructions set forth above under the headings “How to Vote” and “How to Attend the Annual Meeting.” If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.

2022 Proxy Statement 77

Summary of the Annual Meeting
Revoking a Proxy
Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering to Kristy N. Waterman, our Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;
•submitting a proxy to the Company with a later date by mail, via the Internet or by telephone; or
•attending the Annual Meeting virtually and voting by electronic ballot (your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy; you must also vote online during the Annual Meeting).
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, you must contact the appropriate bank, broker or nominee that is the record holder in order to revoke a proxy executed with respect to those shares.
Required Vote
The election of the nominees for director (Proposal 1) in an uncontested election will become effective, in the case of each nominee, only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such nominee. The advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation” (Proposal 2), the ratification of the selection of our independent registered public accounting firm (Proposal 3), and the approval of any other matter that may properly come before the Annual Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such proposal. Votes cast as “for” or “against” are counted as a vote, while votes cast as abstentions will not be counted as a vote but will be counted for purposes of determining a quorum. Abstentions will have no effect on Proposals 1, 2, and 3.
So-called “broker non-votes” (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers on any non-discretionary matters) will be counted in determining the quorum, but will not be counted as votes at the Annual Meeting and will not have a direct impact on any non-discretionary proposal (i.e., Proposal 1 and Proposal 2). Brokerage firms may vote un-instructed shares for or against Proposal 3.
Resignation Policy
Our Corporate Governance Guidelines utilize a resignation policy in connection with an uncontested election of directors. Accordingly, if, in an uncontested election, an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation.
Method and Cost of Soliciting and Tabulating Votes
The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the proxy card, and our 2021 Annual Report. Alliance Advisors will act as our proxy solicitor in soliciting votes for a fee of approximately $25,000 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet and by telephone. Our officers, directors, and regular employees may solicit proxies personally or by telephone or through the use of the Internet without additional remuneration for such activity.
TreeHouse will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.
Alliance Advisors will act as the proxy tabulator and inspector of elections at the Annual Meeting.
78 2022 Proxy Statement

Summary of the Annual Meeting
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement and Annual Report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her, or its broker, a single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate Annual Report and Proxy Statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.
Stockholder Proposals for 2023 Annual Meeting of Stockholders
Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2023 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than December 28, 2022. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2023 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2023, proper notice of the proposal must be received by us not less than 90 days or more than 120 days prior to the first anniversary of this year’s meeting, or no earlier than January 26, 2023, and no later than February 24, 2023. Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary.
2022 Proxy Statement 79

Other Matters
If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.
The Company's 2021 Annual Report is being distributed to stockholders together with this Proxy Statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Kristy N. Waterman, Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.
By Order of the Board of Directors

Kristy N. Waterman
Corporate Secretary
80 2022 Proxy Statement

Appendix A
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited)
Reconciliation of diluted (loss) earnings per share from continuing operations to adjusted diluted earnings per share from continuing operations:

	Year Ended December 31,
	2021	2020
Diluted (loss) earnings per share from continuing operations (GAAP)	$(0.48)	$0.87
Growth, reinvestment, restructuring programs & other	1.55	1.28
Acquisition, integration, divestiture, and related costs	0.50	0.18
COVID-19	0.31	0.41
Loss on extinguishment of debt	0.26	0.02
Impairment	0.16	—
Shareholder activism	0.08	—
Tax indemnification	0.05	0.09
Litigation matter	—	0.16
Change in regulatory requirements	—	0.02
Executive management transition	—	0.01
Foreign currency gain on re-measurement of intercompany notes	(0.02)	(0.01)
Mark-to-market adjustments	(0.66)	0.53
Taxes on adjusting items	(0.56)	(0.83)
Adjusted diluted EPS from continuing operations (Non-GAAP)	$1.19	$2.73
Reconciliation of net cash provided by operating activities from continuing operations to free cash flow from continuing operations:

	Year Ended December 31,
	2021	2020
	(In millions)
Cash flow provided by operating activities from continuing operations	$332.1	$403.6
Less: Capital expenditures	(115.9)	(105.7)
Free cash flow from continuing operations	$216.2	$297.9

2022 Proxy Statement 81

TreeHouse Foods, Inc. 2021 Spring Road, Suite 600, Oak Brook, IL 60523 http://www.treehousefoods.com

TREEHOUSE FOODS, INC.

Proxy for Annual Meeting of Stockholders

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kristy N. Waterman, Courtney Esko, and William J. Kelley Jr., or any of them, each with the power of substitution, as proxies for the undersigned to vote all shares of common stock of TreeHouse Foods, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TreeHouse Foods, Inc. to be held on May 26, 2022, and at any postponement or adjournment thereof as hereinafter specified and in their discretion on such other matters as may properly come before such meeting or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given as to any item, this proxy will be voted in accordance with the recommendation of the Board of Directors as to such item as follows: FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

There will be no physical location for in-person attendance at the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only via a live audio webcast accessible at https://viewproxy.com/treehousefoods/2022/VM. To participate in the Annual Meeting, you must pre-register at https://viewproxy.com/treehousefoods/2022/VM by 9:00 a.m. Central Daylight Time on Wednesday, May 25, 2022. You will need to provide your control number, printed on the reverse side, and follow the instructions on the website to complete your pre-registration.

(Continued, and to be signed and dated, on the reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

YOUR VOTE IS IMPORTANT!

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR the nominees listed in this Proposal 1.

1. Election of Directors

Nominees:	FOR	AGAINST	ABSTAIN
(1) Mark R. Hunter	☐	☐	☐
(2) Linda K. Massman	☐	☐	☐
(3) Jason J. Tyler	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposals 2 and 3.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

____

Stockholder Signature Date

____

Stockholder (Joint Owner) Signature Date

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

VIRTUAL CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/THS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.